As filed with the Securities and Exchange Commission on November 7, 2025

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISDOMTREE COINDESK 20 FUND

(Exact name of registrant as specified in its charter)

Delaware	[•]	[•]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WisdomTree Digital Commodity Services, LLC

Ryan M. Louvar

250 West 34th Street, 3rd Floor

New York, New York 10119

866-909-9473

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Erin Martin, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004	Todd P. Zerega, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre, Thirty-Second Floor Pittsburgh, PA 15219

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus dated November 7, 2025

PRELIMINARY PROSPECTUS

Common Shares of Beneficial Interest

WisdomTree CoinDesk 20 Fund

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The WisdomTree CoinDesk 20 Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are listed on NYSE Arca, Inc. (the “Exchange”) and will trade under the ticker symbol “[•].” WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, Coinbase Custody Trust Company LLC (the “Digital Asset Custodian”) is the custodian of the Trust with respect to the Trust’s digital asset holdings, and The Bank of New York Mellon serves as the Trust’s custodian for the Trust’s cash (the “Cash Custodian”) as well as the Trust’s administrator (the “Trust Administrator” or “Administrator”), fund accountant (the “Fund Accountant”) and transfer agent for the Trust (the “Transfer Agent”).

The Trust generally seeks to reflect the price of the digital assets included in the CoinDesk 20 Index (the “Index”). The Index’s constituent digital assets are the 20 largest digital assets by market capitalization that are eligible for inclusion in the Index and meet certain trading and liquidity requirements. The Trust’s investment objective is to seek to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. The Trust will seek to achieve its investment objective by investing in the Index’s constituent digital assets in approximately the same weights as they represent in the Index. The Trust will hold digital assets and will value its Shares daily based on the CCData Blended References Prices (CCIXB) (the “Reference Rates”), which are digital asset reference rates that combine fiat and converted stablecoin pair traded prices. Because the Trust’s investment objective is to seek to track the price of the Index, changes in the price of the Shares may vary from changes in the underlying digital assets’ prices.

The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such Act. The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rules 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). A block of [•] Shares is called a “Creation Unit.” The Trust issues and redeems Shares only in Creation Units of [•] or multiples thereof, based on the quantity of digital assets attributable to each Share (net of accrued but unpaid renumeration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). These transactions take place in exchange for cash. Although the SEC recently approved orders to permit in-kind creations and redemptions by Authorized Participants (defined below) for certain spot digital asset exchange-traded product (“ETP”) shares, it is not yet clear whether or how market participants, including registered broker-dealers, will adjust their activities to account for the new orders. Subject to the Sponsor receiving the necessary regulatory approval to permit the Trust to create and redeem Shares in-kind for digital assets (the “In-Kind Regulatory Approval”), these transactions may also take place in exchange for digital assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that the Sponsor will receive the In-Kind Regulatory Approval at any point in the future. If the Sponsor receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify the owners of the beneficial interests in the Shares (the “Shareholders”) in a prospectus supplement, in the Trust’s periodic reports and on the Trust’s website.

i

The Index is derived from a rules-based methodology and related ground rules (together, the “Index Rules”), which are overseen by CoinDesk Indices, Inc. (“CDI”) and its affiliate, CC Data Limited (“CCData” together, with CDI, the “Index Provider”).

Neither the Trust, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s digital assets becomes subject to a digital asset proof-of-stake validation or is used to earn additional digital assets or generate income or other earnings. Except for transactions with Coinbase Credit, Inc. (the “Trade Credit Lender”), the Trust’s assets may not be loaned, pledged, hypothecated or re-hypothecated by any entity, including the Trust, Sponsor, Prime Broker (as defined below) or the Digital Asset Custodian. The Trust will not acquire and will disclaim any rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than the digital assets represented in the Index) or other asset or right, which rights are incident to the Trust’s ownership of digital assets and arise without any action of the Trust, or of the Sponsor on behalf of the Trust (“Incidental Rights”) or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining net asset value (“NAV”).

When purchasing Creation Units for cash, deposits of cash are delivered to the Cash Custodian, following which the Sponsor shall instruct the Cash Custodian to transfer the cash to Coinbase, Inc. (the “Prime Broker”) or other executing broker/agent to facilitate the purchase of the digital assets, followed by the transfer of such digital assets to the Digital Asset Custodian, in each case, at the Sponsor’s instruction. Creation Units will be offered continuously at the NAV per Share for [•] Shares on the day that an order to create or redeem a Creation Unit is accepted by the Trust. Only institutional investors that become authorized participants by entering into a contract with the Sponsor and the Administrator (“Authorized Participants”) may purchase or redeem Creation Units. Shares will be offered to the public from time to time at varying prices that will reflect the NAV of the Trust and the trading price of the Shares on the Exchange at the time of the offer.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive a digital asset as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving a digital asset as part of the creation or redemption process.

In connection with cash creation transactions, The Trust will create Shares by receiving digital assets from a third-party that is not the Authorized Participant, and the Trust—not the Authorized Participant—is responsible for selecting the third-party to deliver the digital assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the digital assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the digital assets to the Trust. The Trust will redeem shares by delivering digital assets to a third-party that is not the Authorized Participant, and the Trust—not the Authorized Participant—is responsible for selecting the third-party to receive the digital assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the digital assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the digital assets from the Trust. The third-party will be unaffiliated with the Trust and the Sponsor.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on [•] under the ticker symbol [•]. Market prices for the Shares may be different from the NAV.

ii

As of September 30, 2025, the Index was published with a value of $4,184.72. The Index values its digital assets based on the Reference Rates (as defined above). The Reference Rates’ methodology is calculated as a 24-hour volume-weighted average price using a customized selection of exchanges and an outlier detection methodology, converting the final prices into US Dollars. The digital assets included in the Index are weighted by market capitalization subject to the following capping requirements imposed at each reconstitution: (i) the uncapped market capitalization weight of each constituent is determined using pricing set by the applicable Settlement Reference Rates; (ii) if the weight of the largest uncapped constituent exceeds 30%, its weight is reduced to 30% and the excess weight is redistributed to all uncapped constituents in proportion to their market capitalization; (iii) any remaining constituent’s weight that exceeds 20% is reduced to 20% and the excess weight is redistributed to all uncapped constituents in proportion to their market capitalization; and (iv) the redistribution of excess weight over 20% is repeated until all remaining constituents’ weights do not exceed 20%. The Index is rebalanced and reconstituted quarterly at 4:00 p.m. ET on the last business day of January, April, July and October (the “Rebalance Date”). As of September 30, 2025, the digital assets in the Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	29.00%
Ethereum (ETH)	22.32%
XRP (XRP)	17.80%
Solana (SOL)	14.31%
Cardano (ADA)	3.67%
Chainlink (LINK)	1.85%
Avalanche (AVAX)	1.61%
Stellar (XLM)	1.45%
Sui (SUI)	1.43%
Bitcoin Cash (BCH)	1.41%
Hedera (HBAR)	1.16%
Litecoin (LTC)	1.03%
Uniswap (UNI)	0.60%
Aave (AAVE)	0.53%
NEAR Protocol (NEAR)	0.41%
Aptos (APT)	0.36%
Polkadot (DOT)	0.33%
Internet Computer (ICP)	0.29%
Polygon Ecosystem (POL)	0.26%
Filecoin (FIL)	0.19%

Except when aggregated in Creation Units, Shares are not redeemable securities. Creation Units are only redeemable by Authorized Participants.

The Shares are not interests in nor obligations of any of the Sponsor, the Seed Capital Investor, the Trustee, the Administrator, the Custodians, the Marketing Agent or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

WisdomTree, Inc., the parent of the Sponsor (the “Seed Capital Investor”) purchased $[•] in Shares at a price per Share of $[50] on [date], for a total of $[•], resulting in total ownership of [•] Shares (the “Seed Shares”). The Seed Capital Investor acted as a statutory underwriter in connection with this purchase. The Seed Capital Investor did not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares are distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Creation Units in the future. The Trust has agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “1933 Act”), and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

Creation Units will be sold at a per-Share offering price that will vary depending on, among other things, the NAV of the Trust and the trading price of the Shares on the Exchange at the time of the offer. Shares offered at different times may have different offering prices. Prior to this offering, there was no public market for the Shares. This offering of an indeterminate amount of the Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering of Shares pursuant to this prospectus is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the Securities Act.

The Trust qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

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iii

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO INVEST IN THIS TRUST. AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS (INCLUDING THE POTENTIAL FOR QUICK, LARGE LOSSES) AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD DIGITAL ASSETS. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR POTENTIAL INVESTMENT IN THIS TRUST. THEREFORE, BEFORE YOU DECIDE TO INVEST, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, AND YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 11.

THE TRUST IS NOT A MUTUAL FUND REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND IS NOT SUBJECT TO REGULATION UNDER THE 1940 ACT. THE TRUST IS NOT A COMMODITY POOL FOR PURPOSES OF THE COMMODITY EXCHANGE ACT OF 1936, AS AMENDED (THE “CEA”), AND THE SPONSOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR. THE TRUST’S SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus is [•], 2025

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which generally relate to future events or future performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital assets markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

1

PROSPECTUS SUMMARY

This is only a summary of the information contained in this Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

Overview of the Trust, the Sponsor and Certain other Service Providers

The WisdomTree CoinDesk 20 Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are listed on NYSE Arca, Inc. (the “Exchange”) and will trade under a ticker symbol “[•].”

WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, Coinbase Custody Trust Company LLC (the “Digital Asset Custodian”) is the custodian of the Trust that will hold all of the Trust’s digital assets on the Trust’s behalf, and The Bank of New York Mellon serves as the Trust’s custodian for the Trust’s cash (the “Cash Custodian”) as well as the Trust’s administrator (the “Fund Administrator” or “Administrator”), fund accountant (the “Fund Accountant”) and transfer agent for the Trust (the “Transfer Agent”).

The Trust’s Investment Objective and Strategies

The Trust generally seeks to reflect the price of the digital assets included in the CoinDesk 20 Index (the “Index”). The Trust’s investment objective is to seek to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. The Trust will seek to achieve its investment objective by investing in the digital assets in approximately the same weights as they represent in the Index. Because the Trust’s investment objective is to seek to track the price of the Index, changes in the price of the Shares may vary from changes in the underlying digital assets’ prices. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of the digital assets held by the Digital Asset Custodian on behalf of the Trust and cash.

The Shares are intended to offer a convenient means of making an investment similar to an investment in the digital assets relative to acquiring, holding and trading such digital assets directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in digital assets. The Trust is not a proxy for a direct investment in the digital assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets.

The Trust is a passive investment vehicle and is not a leveraged product. The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. This means that the Sponsor does not sell digital assets at times when its price is high or acquire digital assets at low prices in the expectation of future price increases. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Except with respect to securing the repayment of Trade Credits, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.

Sampling and Index Replication Approach

The Fund, over time, will generally seek to hold each digital asset included in the Index in approximately the same weight as the Index. However, full replication may not always be practicable or cost-efficient, particularly where certain Index constituents do not meet the applicable generic listing standards for exchange-traded funds holding digital assets, have limited trading history, or experience liquidity constraints. In such circumstances, the Sponsor will use a sampling strategy to achieve the Fund’s investment objective. At inception and for the foreseeable future, the Fund will use a sampling approach, particularly in seeking to ensure that it only holds digital assets that qualify under the generic listing standards.

Under a sampling approach, the Fund invests in a representative portfolio of digital assets that, in the aggregate, is designed to perform substantially similarly to the Index. The Sponsor expects that approximately 95% of the Fund’s net assets will be invested in digital assets that are constituents of the Index and that satisfy the applicable generic listing criteria, which generally include, among other factors, a minimum of six months of trading in futures contracts or comparable market history. For any Index constituents that do not meet those criteria, the Fund will not hold such assets directly but will instead reallocate their corresponding Index weights among the eligible Index components in a manner intended to minimize tracking error relative to the Index.

The Sponsor monitors the Fund’s portfolio on an ongoing basis to help ensure that the combination of full-replication and sampling positions continues to produce investment results that closely correspond, before fees and expenses, to the performance of the Index.

Neither the Trust, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s digital assets becomes subject to a digital asset proof-of-stake validation or is used to earn additional digital assets or generate income or other earnings. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding digital assets directly by virtue of giving up staking as a source of return when an investor holds the Shares.

2

The Trust will not acquire and will disclaim any Incidental Right or Incidental Right (as defined below) asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.

The Index

The Index is designed to measure the performance of a portion of the overall digital asset market. The Index measures the performance of the largest twenty digital assets by market capitalization, that meet certain exchange listing and liquidity requirements (excluding stablecoins, memecoins, and certain other classifications). The digital assets included in the Index are weighted based on their market capitalization, as determined by the Index Provider. The Index is rebalanced and reconstituted quarterly at 4:00 p.m. ET on the last business day of January, April, July and October (the “Rebalance Date”). As of September 30, 2025, the digital assets in the Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	29.00%
Ethereum (ETH)	22.32%
XRP (XRP)	17.80%
Solana (SOL)	14.31%
Cardano (ADA)	3.67%
Chainlink (LINK)	1.85%
Avalanche (AVAX)	1.61%
Stellar (XLM)	1.45%
Sui (SUI)	1.43%
Bitcoin Cash (BCH)	1.41%
Hedera (HBAR)	1.16%
Litecoin (LTC)	1.03%
Uniswap (UNI)	0.60%
Aave (AAVE)	0.53%
NEAR Protocol (NEAR)	0.41%
Aptos (APT)	0.36%
Polkadot (DOT)	0.33%
Internet Computer (ICP)	0.29%
Polygon Ecosystem (POL)	0.26%
Filecoin (FIL)	0.19%

The Index methodology was created and is owned by CoinDesk Indices (“CDI”). The Index is administered, calculated and maintained by CDI’s affiliate, CC Data Limited (“CCData” together, with CDI, the “Index Provider”), a Financial Conduct Authority of the United Kingdom (“FCA”) regulated benchmark administrator. The Trust will hold digital assets and will value its Shares daily based on the CCData Blended References Prices (CCIXB) (the “Reference Rates”), which are digital asset reference rates that combine fiat and converted stablecoin pair traded prices.

To be eligible for inclusion in the Index, the digital asset (1) must be among the largest 250 digital assets by market capitalization, excluding stablecoins, and able to support an applicable Reference Rate; (2) must not be a wrapped, pegged, or staked asset or a gas token; a memecoin or privacy token; or an asset that meets the definition of security; and (3) must be listed as a US Dollar (“USD”) and/or USD Coin (“USDC”) pair on a minimum of three exchanges that contribute to the applicable Reference Rate and meet the following requirements: (i) at least one listing has existed for the previous 90 days, (ii) at least one listing is available to U.S. customers, and (iii) there has been trade volume in each contributing pair in each of the previous 30 days on three or more contributing exchanges. The resultant digital assets are deemed to be the investible universe (the “Index Universe”) of digital assets that are eligible for inclusion in the Index.

3

The Index’s constituent selection process targets the 20 largest digital assets by market capitalization that are in the Index Universe and meet certain trading and liquidity requirements. The selection process relaxes certain requirements for current constituents to reduce excess turnover. Constituents are selected from the Index Universe using the following steps:

1)	all digital assets in the Index Universe are ranked by 90-day median daily value traded in descending order up to and including the Reconstitution Reference Date;

2)	select the 40 highest ranked non-constituents from the results of Step 1;

3)	remove all digital assets from Step 2 that are not supported by Coinbase Custody Trust Company;

4)	rank the results of Step 3 by market capitalization in descending order;

5)	select the top 15 ranked digital assets as constituents from Step 4;

6)	from the remaining digital assets not selected in Step 5, select current constituents ranked by market capitalization within the top 25 until 20 constituents are selected;

7)	if Step 6 results in fewer than 20 constituents, select the highest ranked non-constituents from the remaining digital assets not selected in the previous step until 20 constituents are selected.

Constituents are weighted by market capitalization subject to the following capping requirements imposed at each reconstitution. First, uncapped market capitalization weight of each constituent is determined using pricing determined by the applicable Settlement Reference Rate (as defined below). If the weight of the largest uncapped constituent exceeds 30%, reduce its weight to 30% and redistribute the excess weight to all uncapped constituents in proportion to their market capitalization. If any remaining constituent’s weight exceeds 20%, reduce its weight to 20% and redistribute the excess weight to all uncapped constituents in proportion to their market capitalization. No constituents’ weights may exceed 20%. In order to determine constituents’ weights, the circulating supply values used to calculate the constituents’ market capitalization are locked in, therefore, constituent weights as of the Rebalance Date (defined below) will drift with constituent price movements between the date on which the Index weights are calculated (the “Weighting Reference Date”) and the Rebalance Date.

The Index is calculated in real time using the applicable Reference Rates for underlying constituents.

Constituent prices are calculated using CCData Blended Prices (“Reference Rates”), which require, for an exchange to be eligible, adherence to the Index Provider’s methodology exchange requirements, have a minimum rating of BB in CCData’s Exchange Benchmark Report, and is not classified as an excluded exchange in the Index Provider’s methodology. The Reference Rates include USD and USDC pairs. USDC pairs are converted to USD using the applicable USDC/USD Reference Rate. CCData Blended Prices VWAP (“Settlement Reference Rates”), are used on the Weighting Reference Date to calculate constituents’ weights, to calculate the settlement value for the Index daily and to re-calculate the constituents’ weights on the Rebalance Date. The Settlement Reference Rates for the Index use the same configuration as the Reference Rates. The Index is rebalanced and reconstituted quarterly at 4:00 p.m. ET on the Rebalance Date. The Trust will be reconstituted and rebalanced in accordance with the Index, though there may be small delays between when the Index is rebalanced and/or reconstituted and when the Trust is able to rebalance or reconstitute its holdings. The Trust bears transaction costs, including any digital asset network fees or other similar transaction fees, in connection with any purchases or sales of digital assets to adjust the Trust’s investments to correspond with a rebalancing and/or reconstitution of the Index. In addition to the quarterly process, the constituents are monitored for potential anomalies and trading disruptions. There will be no additions to the index between reconstitutions. If a constituent is removed from the Index outside of the scheduled reconstitution process, it will not be replaced, and therefore, the constituent count may drop below the targe number. The weight of the constituent will be removed and redistributed proportionally to all remaining constituents as of the effective date of removal. No recapping will be performed. The impacted constituent will be considered for inclusion at future reconstitutions if it meets the criteria described above.

Rebalancing and reconstitution costs may slightly reduce the Trust’s performance and its ability to track the Index (also known as tracking error), as such expenses will be borne by the Trust. However, these costs are expected to be limited to the standard fees for digital asset transactions and are not anticipated to impact the Trust’s ability to track the Index materially. The Trust seeks to conduct the purchases and sales of digital assets, including in connection with cash creation or redemption transactions, in a manner that tracks their weighting in the Index, such that the Trust’s portfolio will generally only need to be rebalanced or reconstituted in accordance with the rebalancing and/or reconstitution of the Index (i.e., the quarterly rebalancing process involves adjusting the quantities of digital assets held by the Trust to reflect any changes in the relative weights of the digital assets in the Index). There is no guarantee that the Trust will achieve a high degree of correlation to the Index and therefore achieve its investment objective. Market disruptions and regulatory restrictions could have an adverse effect on the Trust’s ability to adjust its investments to correspond to the Index. In addition, the Trust’s NAV may deviate from the Index if the Trust fair values a digital asset at a price other than the price used by the Index for that digital asset. Tracking error may occur because of pricing differences, transaction costs, tax gains or losses, fees and expenses of the Trust, including the Sponsor fee, changes to the Index or the need to meet various new or existing regulatory requirements.

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In executing trades corresponding with a rebalancing or reconstitution of the Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with the Prime Broker to buy or sell digital assets to rebalance or reconstitute the Trust’s portfolio. Each purchase or sale of digital assets for purposes of rebalancing or reconstituting the Trust’s portfolio to track the Index will be a taxable event for Shareholders.

During periods of significant market movement or volatility, the value of the Trust’s portfolio may diverge from the Index due to a lag or disruption in rebalancing or reconstituting the Trust’s portfolio. This divergence could result in the Trust’s performance not fully reflecting the changes in the Index, particularly if the prices of digital assets experience significant, rapid changes. Investors should be aware that short-term differences between the Trust’s portfolio and the Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust have control over the Index Rules or administration of the Index; changes to the Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor to implement the Trust’s investment objective.

An investment in the Shares is anticipated to be:

•	Easily Accessible. As the Shares are listed on the Exchange, investors can invest in a portfolio comprised of digital assets through a traditional brokerage account. The Trust provides investors with the opportunity to access the market for digital assets through a traditional brokerage account without the potential barriers to entry or certain of the risks involved with holding or transferring digital assets directly, acquiring it from a digital asset platform, or mining it. Investors may be able to more effectively implement strategic and tactical asset allocation strategies by investing in the Shares as compared to other means of investing in digital assets.

•	Exchange-traded and Transparent. The Shares will trade on the Exchange, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor undertakes to cause the Trust’s holdings in digital assets to be posted at www.wisdomtree.com/investments daily, providing investors with a clear and timely picture of the Trust’s holdings in digital assets.

•	Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Trust represent costs to an investor in the Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in digital assets by other means.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

•	The last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•	The last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	The date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	The date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

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The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on [•], pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement, dated as of September 22, 2025, as may be amended and restated from time to time (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s address is 250 West 34th Street, 3rd Floor, New York, NY 10119, and its telephone number is 866-909-9473. The Trust Administrator’s, Fund Accountant’s, Cash Custodian’s and Transfer Agent’s principal office is located at 240 Greenwich Street, New York, New York 10286. The Digital Asset Custodian’s address is 55 Hudson Yards, 550 West 34th Street, 4th Floor, Suite 1208, New York, NY 10001.

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. In addition, the Sponsor:

(i) selects (and may remove, change or replace) the Trust’s other service providers, including the Trustee, Trust Administrator, Transfer Agent, Custodian, Marketing Agent and the Trust’s auditor, as well as the Reference Rate;

(ii) negotiates various agreements and fees; and

(iii) performs such other services as the Sponsor believes that the Trust may from time to time require.

As further described below, (i) the Trust will pay the Sponsor a fee for its services provided to the Trust; and (ii) the Sponsor has agreed to pay routine operational, administrative and ordinary expenses of the Trust as further detailed below. The Sponsor will not be reimbursed in connection with the payment of such expenses.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act.

The Trust Administrator, Fund Accountant and Transfer Agent

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (the “Trust Administrator” or “Administrator”), fund accountant (the “Fund Accountant”) and transfer agent for the Trust (the “Transfer Agent”). Under the Fund Administration and Accounting Agreement, the Trust Administrator provides certain services necessary for the administration of the Trust and also provides certain services necessary for the operation of the Trust, including net asset value calculations and accounting services. Under the Transfer Agency and Service Agreement, the Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Custodians

Digital Assets. Coinbase Custody Trust Company, LLC serves as the Trust’s custodian for digital assets (the “Digital Asset Custodian”), other than digital assets maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Digital Asset Custodian), as further described below. Under the Digital Asset Custody Agreement, the Digital Asset Custodian is responsible for safekeeping all of the bitcoin owned by the Trust.

Cash. BNY Mellon also serves as the Trust’s custodian for the Trust’s cash (the “Cash Custodian”). Under the Cash Custody Agreement (the “Cash Custody Agreement”), the Cash Custodian is responsible for safekeeping all of all cash and other non-digital assets owned by the Trust, if any, other than cash which is maintained in the Trading Balance with the Prime Execution Agent, as further described below.

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The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [•]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the net asset value (the “NAV”) on that day) and paid on a monthly basis. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Trust Administrator, Fund Accountant, Transfer Agent, and Marketing Agent, the Custodians’ Fee, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, digital asset network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of a digital asset blockchain), any indemnification of the Cash Custodian, Digital Asset Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell digital assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities are sales of digital assets held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell digital assets to pay the Sponsors Fee. The result of these sales is a decrease in the amount of digital assets represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert digital assets into U.S. dollars at the price available through the Prime Execution Agent. The digital assets represented by a Share will decline each time the Trust pays the Sponsor Fee or any Trust expenses not assumed by the Sponsor by transferring or selling digital assets. The Trust is responsible for paying any costs associated with the transfer of digital assets to the Sponsor or the sale of digital assets. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of digital assets incurred in connection with the fulfillment of a creation or redemption order.

Understanding Custody (Storage) of Digital Assets

There 2 main options for storage:

• Hot storage: Private keys used to sign transactions and prove ownerships of funds are held on online devices, that is to say connected to internet, and therefore do not necessarily require human intervention to extract. As it is online it is more accessible, but it is also more likely to be a target for attackers. Common market practice is to only keep a small amount of a given cryptocurrency in hot wallets for trading, quick transfer etc. Attacks on holdings of cryptocurrencies and hacking of private keys commonly impacts hot wallet storage, as opposed to cold wallet storage.

• Cold storage: Private keys used to sign transactions and prove ownerships of funds are held on offline devices (i.e., without connection to the internet) and therefore requires human intervention to extract. This feature makes it more secure, as further described immediately below, but more difficult to access.

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Custody (Storage) of the Trust’s Digital Assets

The Trust’s Digital Asset Custodian will keep custody of all of the Trust’s digital assets in one or more accounts that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers (the “Vault Balance”), other than that which is maintained in the Trading Balance. The Trust’s digital assets, and the corresponding private keys, associated with the Vault Balance are held in “cold storage”. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s digital assets is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. The Trust’s digital assets will remain in the Vault Balance, and thereby in cold storage, except when transferred to and from the Trading Balance in connection with (i) the receipt and delivery of digital assets from and to third parties, such as the Trade Execution Agent; (ii) selling digital assets to pay the Trust’s expenses and liabilities that are not included within the Sponsor Fee, if any; and (iii) paying the Sponsor Fee. Digital assets within the Trading Balance will generally be held in “hot storage”.

Cold storage of private keys may involve keeping such keys in an offline environment or non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Digital Asset Custodian may receive deposits of digital assets but may not send digital assets without use of the corresponding private keys. In order to send digital assets when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Digital Asset Custodian can transfer the digital assets. Investors should, however, be aware that digital assets in transit to cold storage or from cold storage is exposed to the internet.

With respect to the Trust’s Trading Balance, the Trust does not have an identifiable claim to any particular digital assets. Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the digital assets (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s digital assets (and cash) held on behalf of the Prime Execution Agent’s customers. The Prime Execution Agent holds the digital assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell digital assets on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of digital assets that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has indicated to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all digital assets, cash or other assets, less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the U.S., consistently applied under the accrual method of accounting.

The Trust Administrator calculates the NAV of the Trust and NAV per Share once each day that the Exchange is open for regular trading. The Sponsor undertakes to post each daily NAV and NAV per Share at www.wisdomtree.com/investments.

Plan of Distribution

The Trust continuously offers Baskets consisting of [•] Shares to Authorized Participants. See “Creation and Redemption of Shares.” Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

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The offering of the Shares is a best efforts offering. The Trust does not intend to issue fractions of a Basket. The Shares are traded on the Exchange under the symbol “[•].” Prior to this offering, there has been no public market for the Shares. Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

U.S. Federal Income Tax Considerations

General

Subject to the discussion below in “United States Federal Income Tax Consequences,” the Trust should be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Trust is generally not expected to incur U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the Shareholder’s taxable year.

Please refer to the “United States Federal Income Tax Consequences” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

UBTI

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Subject to the discussion below in “United States Federal Income Tax Consequences,” all of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from treatment as UBTI. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares is not expected to incur any UBTI by reason of its investment in the Shares or upon sale of such Shares, provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Creation Units will consist of an amount of cash equal to the amount necessary to purchase the amount of digital assets represented by the Creation Unit being created. Digital asset deposits are held by the Digital Asset Custodian or Prime Broker on behalf of the Trust until it is sold (1) to pay the fee due to the Sponsor and any Trust expenses or liabilities not assumed by the Sponsor; (2) to meet redemption requests; or (3) in connection with rebalancing the Trust’s investments in accordance with a rebalancing or reconstitution of the Index. Once the cash is used to purchase the applicable digital assets, such digital assets are moved from the Trading Balance and held by the Digital Asset Custodian on behalf of the Trust.

Summary Risk Factors

An investment in the Trust involves significant risks and a high degree of risk. Digital assets are highly speculative and investors have the potential for loss of their entire investment in Shares. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [•].

•	the extreme volatility of trading prices that many digital assets, including the digital assets held by the Fund, have experienced in recent periods and may continue to experience, which could cause the value of the Shares to be volatile and/or have a material adverse effect on the value of the Shares;

•	the recency of the development of digital assets and the uncertain medium-to-long term value of the Shares due to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;

•	the value of the Shares depending on the acceptance of digital assets, a new and rapidly evolving industry;

•	a temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares;

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•	recent developments in the digital asset economy which have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;

•	the value of the Shares relating directly to the value of the digital assets then held by the Fund, the value of which may be highly volatile and subject to fluctuations due to a number of factors;

•	the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms, which may adversely affect the value of digital assets and, consequently, the value of the Shares;

•	the limited history of the Index Prices and Digital Asset Reference Rates;

•	the Fund’s reliance on third party service providers to perform certain functions essential to the affairs of the Fund and the challenges that replacement of such service providers could pose to the safekeeping of the digital assets held by the Fund and to the operations of the Fund;

•	competition from the emergence or growth of other methods of investing in digital assets could adversely affect the value of the Shares;

•	the liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements;

•	the commencement of a redemption program, in conjunction with the listing of the Shares on the Exchange, may impact whether the Shares trade at a discount or premium to the NAV per Share;

•	any suspension or other unavailability of the Fund’s redemption program may cause the Shares to trade at a discount to the NAV per Share;

•	the possibility that the Shares may trade at a price that is at, above or below the Fund’s NAV per Share as a result of the non-current trading hours between the Exchange and the Digital Asset Trading Platform Market;

•	the SEC has taken, and may in the future take, the view that some of the digital assets are securities, which has adversely affected, and could adversely affect the value of such digital assets and the price of the Shares and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust;

•	regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies that may affect the value of the Shares or restrict the use of one or more digital assets, mining or validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;

•	regulatory changes or other events in foreign jurisdictions that may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;

•	the possibility that an Authorized Participant, the Fund or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to such Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;

•	regulatory changes or interpretations that could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust; and

•	the potential discontinuance of the Sponsor’s continued services, which could be detrimental to the Trust.

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, Prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Associated with Digital Assets and Associated Blockchain Networks

Digital assets are relatively new, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Digital assets are relatively new, and the value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the following are some of the risks that could materially adversely affect the value of the Shares:

•	Digital assets lack of a physical form, reliance on technology for their creation, existence and transactional validation and their decentralization may subject their integrity to the threat of malicious attacks and technological obsolescence.

•	As an intangible asset without centralized issuers or governing bodies, digital assets have been, and may in the future be, subject to security breaches, coordinated manipulation, cyberattacks or other malicious activities, as well as human errors or computer malfunctions that may result in the loss or destruction of private keys needed to access such assets. If such threats are realized or the measures or controls created or implemented to secure the digital asset holdings fail, it could result in a partial or total misappropriation or loss of the Trust’s digital asset holdings, and the Trust’s financial condition and operating results would be harmed.

•	The trading prices of many digital assets, have experienced extreme volatility in recent periods and may continue to do so. Over the course of 2021, there were steep increases in the value of certain digital assets, such as bitcoin, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout the history of digital asset trading, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023 and 2024, digital asset prices continued to exhibit extreme volatility. For example, after the results of the U.S. presidential election in November 2024, the price of bitcoin rallied to an all-time high of over $100,000 in December 2024 based, in part, on the market’s perception that the new U.S. presidential administration would be pro-digital assets, and then fell below $100,000 before year end. Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events, the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. While regulatory and enforcement scrutiny increased through the end of 2024, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities, the new U.S. presidential administration has signaled its desire to strengthen U.S. leadership in the digital assets space through the issuance of executive orders and the establishment of an interagency working group that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets in the United States in early 2025. Meanwhile, the SEC officially rescinded Staff Accounting Bulletin 121 and established a new “Crypto Task Force” focused on providing clarity on the application of the federal securities laws to digital assets and collaborating with the digital assets industry and the public towards establishing an appropriate regulatory framework. Certain members of Congress have also outlined a proposed bicameral roadmap for digital assets legislation. The exact timeline and impact of these recent efforts on our business is uncertain and it is not possible to predict at this time what risks, if any, that they may pose to the Trust, its service providers or to the digital asset industry as a whole. Extreme volatility in the future could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of digital assets.

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•	The loss or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, destroyed or otherwise compromised, including by the Digital Asset Custodian, the Trust will be unable to access the digital asset corresponding to that private key, resulting in loss.

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the recentness of the development of digital asset networks, certain digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and a theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, would affect the ability to transfer digital assets and, consequently, adversely affect their value.

•	Because digital assets have no physical existence beyond the record of transactions on their respective blockchains, a variety of technical factors related to blockchains could also impact the price of the digital assets. For example, malicious attacks by “miners” who validate digital asset transactions, inadequate mining fees to incentivize validating of digital asset transactions, hard “forks” of the into multiple blockchains, and advances in quantum computing could undercut the integrity of a blockchain and negatively affect the price of the digital asset.

•	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the creation of multiple separate networks, which could compete with one another for users, miners, and developers. This could adversely affect the network and digital asset prices.

•	Governance of many digital asset networks is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of a network, which may stymie the network’s utility and ability to grow and solve challenges or lead to “forks”. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome current or future problems on a network.

•	The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to a digital asset network, the network will be subject to new protocols that may adversely affect the value of the digital asset.

•	The open-source structure of many digital asset network protocols means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the software protocol of the network could damage the network, and adversely affect the value of the digital asset.

•	The use of digital assets by consumers to pay merchants and businesses remains limited. As a result, the prices of digital assets may be primarily determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept them as a form of payment in the future.

•	Miners, developers and users may switch to or adopt certain digital asset networks at the expense of their engagement with other digital asset networks, which may negatively impact those networks.

•	Over the past several years, digital asset mining operations have become more costly as they have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using specialized hardware or sophisticated machines. The reduction in mining rewards, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by miners, could be inadequate to incentivize miners to continue to perform mining activities. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell digital assets, earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price. Moreover, concentration of mining operations could lead to a small number of mining operations having significant control or influence over a network.

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•	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on a blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a network.

•	In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying a digital asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in quantum computing, could result in such cryptography becoming ineffective, enabling a malicious actor to take the Trust’s digital assets, which would adversely affect the value of the Shares. Even if other digital assets were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets and therefore adversely affect the value of the Shares.

•	Banks and other established financial institutions may refuse to process funds for digital asset transactions; process wire transfers to or from digital asset platforms, digital asset-related companies or service providers; or maintain accounts for persons or entities transacting in digital assets. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete the timely liquidation of digital assets and withdrawal of assets from the Digital Asset Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

Additionally, because digital assets have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement.

The value of the Shares relates directly to the value of digital assets, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the digital assets held by the Trust. The price of digital assets have fluctuated widely and may continue to experience significant price fluctuations, which could adversely affect the value of the Shares.

The price of a digital asset could drop precipitously (including to zero). Several factors may affect the price of a digital asset, including:

•	Regulatory changes, whether in or outside the United States, which inhibit (or ban) the holding and/or transacting in digital assets. For example, while the recent activities under the current U.S. presidential administration and the SEC have indicated a desire to provide regulatory clarity on the application of securities laws and other regulations to such assets, the final outcome of any such efforts is unknown , and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of digital assets. The growth of the digital assets industry in general, and the use and acceptance of digital assets in particular, may also impact the price and is subject to a high degree of uncertainty.

•	The pace of worldwide growth in the adoption and use of digital assets may depend, for instance, on public familiarity with digital assets, ease of buying and accessing digital assets, institutional demand for digital assets as investments, consumer demand for digital assets as a means of payment, regulatory or legislative developments and the availability and popularity of alternatives to digital assets. Even if growth in digital asset adoption occurs in the near or medium-term, there is no assurance that digital asset usage will continue to grow over the long term;

•	The adoption of certain digital assets as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of a network, and speculative expectations related thereto;

•	Forks in a network;

•	Disruptions, failures, unavailability, or interruptions in service of trading venues for digital assets, such as, for example, the announcement by the digital asset platform FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

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•	The filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, and the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023;

•	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or digital assets, and digital asset and fiat currency conversion and exchange rates;

•	Regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of digital assets, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	Developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by digital asset networks becoming insecure or ineffective;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of digital assets as a form of payment or the purchase of digital assets on various digital asset markets;

•	Increased competition from other digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions.

•	Global or regional political, economic or financial conditions, events and situations;

•	Consumer and investor preferences and perceptions of digital assets generally;

•	Decreased confidence in digital asset platforms generally due to the failure of certain digital asset platforms or their being subject to hacks, such as the February 2025 hack of the crypto exchange Bybit that resulted in the theft of over $1.5 billion of ETH, service outages, regulatory action, or manipulative trading activity, as well as to the increase or lack of regulation and transparency associated with some of them;

•	Fiat currency withdrawal and deposit policies on digital asset platforms;

•	The liquidity of digital asset markets;

•	Levels of speculative interest and trading activity in digital asset markets;

•	Large transfers, transactions, or sales of digital assets by significant holders of such digital assets, including accounts held by centralized exchanges (such as in liquidation), amounts re-entering the market related to dormant accounts or addresses in addition to investment and trading activities of large holders of digital assets in general;

•	A “short squeeze” resulting from speculation on the price of a digital asset, if aggregate short exposure exceeds the number of Shares available for purchase;

•	An active derivatives market for digital assets generally;

•	Negative publicity, media, or social media coverage or sentiment due to events in or relating to, or perception of, the broader digital assets industries or markets, which may include (i) public perception that digital assets can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the digital asset ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of digital asset related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the digital asset mining process; (v) the restriction of access to cryptocurrency by service providers or financial institutions, such as banks, disallowing the purchase of cryptocurrency;

•	Fees associated with processing a digital asset transaction and the speed at which digital asset transactions are settled; and

•	The availability and cost of funding and capital.

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The Trust is not actively managed and does not and will not have any strategy relating to the development of a digital asset network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its digital asset holdings on the digital asset industry and associated networks. A decline in the popularity or acceptance of a digital asset network would harm the value of the Trust.

Due to the nature of private keys, digital asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in the Trust.

Digital asset transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to a blockchain, an incorrect transfer of cryptocurrency, or a theft of a digital asset generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s digital assets is handled by the Digital Asset Custodian. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s digital asset holdings. However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s digital assets could be transferred from the Trust’s account at the Digital Asset Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Alternatively, if the Digital Asset Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s digital asset holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise damaged or compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its digital assets, which could adversely affect an investment in the Shares of the Trust. When used to sign transactions, the risk of private key theft is heightened as security measures like encryption need to be reversed in order to access and use the private key. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s digital asset holdings are stolen, including from or by the Digital Asset Custodian, the Trust could lose some or all of its digital asset holdings, which could adversely impact an investment in the Shares of the Trust. Such events have occurred in connection with digital assets in the past and should not be unexpected in the future. For example, in September 2014, the Chinese digital asset platform Huobi announced that it sent bitcoin to the wrong customers.

Security threats to the Trust’s account with the Digital Asset Custodian or Prime Execution Agent could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s digital assets held in the Trust’s account with the Digital Asset Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s digital assets and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor, the Digital Asset Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s digital assets may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s digital assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets.

The Sponsor does not control the Digital Asset Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in the Trading Balance, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trading Balance, generally is held in hot storage on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though digital assets are only moved into the Trading Balance in connection with, and to the extent of, purchases and sales of digital assets by the Trust, there are no policies that would limit the amount of a digital asset that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s digital assets, which could cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of Sponsor personnel, the Digital Asset Custodian, Prime Execution Agent, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Digital Asset Custodian, the private keys (and therefore digital assets) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce Sponsor personnel, the Digital Asset Custodian, Prime Execution Agent, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, the Digital Asset Custodian and/or other Trust service providers may be unable to anticipate these techniques or implement adequate preventative measures.

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An actual or perceived breach of the Trust’s account with the Digital Asset Custodian, Prime Execution Agent and/or other Trust service providers could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could similarly result in a reduction in the price of the Shares.

The value of the Shares depends on the development and acceptance of digital asset networks. The slowing or stopping of the development or acceptance of a digital asset network may adversely affect an investment in the Trust.

Digital asset networks, including the cryptographic and algorithmic protocols associated with the operation of a blockchain, have only been in existence since 2009, and digital asset markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. The growth of the digital asset industry in general is subject to a high degree of uncertainty. For example, the following are some of the risks that could materially adversely affect the value of the Shares:

•	As digital asset networks continues to develop and grow, certain technical issues might be uncovered, and the troubleshooting and resolution of such issues requires the attention and efforts of a network’s global development community.

•	In August 2017, the Bitcoin network underwent a hard fork that resulted in the creation of a new digital asset network called Bitcoin Cash. This hard fork was contentious, and as a result some users of the Bitcoin Cash network may harbor ill will toward the Bitcoin network. These users may attempt to negatively impact the use or adoption of the Bitcoin network. Also in August 2017, the Bitcoin Network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels which continue to be developed, that increase transaction throughput by processing certain transactions outside the main Bitcoin blockchain. These upgrades may fail to achieve the expected benefits or widespread adoption, leading to a decline in public support for, and the price of, bitcoin.

•	It is possible that some of the largest digital asset wallets are controlled by the same person or entity, or that other persons or entities control multiple wallets that collectively hold a significant amount of a digital asset, even if each wallet individually only holds a small amount. As a result of this potential concentration of ownership, large sales by such holders may have an adverse effect on the market price of the digital asset.

There is no assurance that a network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand for certain digital assets.

A disruption of the Internet may affect the operation of a network, which may adversely affect the digital asset industry and an investment in the Trust.

Digital asset networks rely on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt a network’s functionality and operations until the disruption is resolved. A disruption of the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

Potential amendments to a network’s protocols and software could, if accepted and authorized by the network community, adversely affect an investment in the Trust.

Digital asset networks use a cryptographic protocol to govern the interactions within the network. For example, in the Bitcoin network, a loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of a network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the network or the associated digital asset. As a result, a network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

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The open-source structure of network protocols means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the network protocol. A failure to properly monitor and upgrade a network protocol could damage the network and an investment in the Trust.

Generally, the core developers of a network are not compensated for maintaining and updating the source code for the network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the network and the core developers may lack the resources to adequately address emerging issues with the network protocol. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Further, a bad actor could also attempt to interfere with the operation of a network by attempting to, or actually, influencing a core developer in a negative way or with malintent. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the network. To the extent that material issues arise with a digital asset’s network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the network and an investment in the Trust may be adversely affected.

A temporary or permanent “fork” of a blockchain could adversely affect an investment in the Trust.

Digital asset software is open source. Any user can download the software, modify it and then propose that the core developers, users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the network running in parallel, but with each version’s digital asset lacking interchangeability. Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and in certain networks, such as the Bitcoin network, several prior forks have been so merged. Since the Bitcoin network’s inception, modifications to the Bitcoin network have generally been accepted by the majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system and the focal point of the majority of developer activity. There is no assurance, however, that this will continue to be the case, and if it is not, then the price of affected digital assets could be negatively impacted. The original blockchain and the forked blockchain could potentially compete with each other for users, developers, and miners, leading to a loss of these for the original blockchain. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. It is also possible that, in a future accidental or unintentional fork, a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two blockchains, which could cause the digital asset to decline in value. Further, a hard fork could lead to new security concerns.

Forks have occurred already to digital asset networks. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. At the time of the fork, bitcoin was valued at approximately $2,700. Within approximately two weeks following the fork, bitcoin reached a value of approximately $4,000, while nearly four months later in mid-December 2017, bitcoin reached an all-time high at the time of approximately $19,500, before dropping to approximately $14,000 prior to year-end 2017. Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by the DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic. In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete, such competition could impact demand for digital assets and could adversely impact the value of the Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital asset networks that rely on proof-of-work more susceptible to attack. A hard fork may adversely affect the price of a digital asset at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the [primary network] and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

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As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed a move from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

A future fork in the a digital asset network could adversely affect the value of the Shares or the ability of the Trust to operate.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Trust, the Sponsor, the Digital Asset Custodian, Authorized Participants, or other entities. Typically, the holder of a digital asset has no discretion in a hard fork; it merely has the right to claim the new forked asset on a pro rata basis while it continues to hold the same number of such digital asset. If such a transaction does occur, the Trust may, at the direction of the Sponsor, direct the Digital Asset Custodian to irrevocably and permanently abandon, for no consideration, the new cryptocurrency or digital asset as soon as possible.

In the event of a hard fork of a digital asset network, the Sponsor will use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of a digital asset network, the Sponsor will use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the network, is generally accepted as the network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of the digital asset, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the network. However, even after taking these factors into consideration, there is no guarantee that the Sponsor’s determination as to the most appropriate network for the Trust’s purposes will ultimately become the most valuable fork, which may adversely affect the value of the Shares. The Sponsor may also disagree with Shareholders, the Digital Asset Custodian, other service providers and security vendors on what is generally accepted as the new digital asset, which may also adversely affect the value of the Shares.

A Blockchain could be vulnerable to a “51% attack,” which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on a network is controlled by a bad actor or actors (often referred to as a “51% attack”), such persons may be able to alter the blockchain on which the network and digital asset transactions rely. This could occur if the bad actor(s) were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions. Further, a bad actor could “double-spend” its own digital assets (i.e., spend the same digital asset in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. If the digital asset community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the blockchain may be impossible. The possible crossing of this threshold indicates a greater risk that a single mining pool or coordinate group of pools could exert authority over the validation of digital asset transactions. If the feasibility of a bad actor gaining control of the processing power on the network increases, there may be a negative effect on an investment in the Trust.

The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of digital asset transactions, and this risk is heightened if over 50% of the processing power on a network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the a digital asset network will increase, which may adversely affect the value of the Shares.

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The 51% threshold is the level which would almost guarantee a malicious actor’s success. However, such attacks could in theory occur at thresholds lower than 51% of the available hash power. In addition, a malicious actor may also obtain control over a network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that a digital asset ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the network in this manner will remain heightened.

If such an attack occurred, investor sentiment in the infrastructure of digital assets generally could be adversely affected, effecting demand and therefore ultimately the price of a digital asset, thus adversely impacting the value of the Shares.

Transacting in digital assets is subject to illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the network, a buyer or seller of a digital asset on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies - such as digital asset trading platforms commonly referred to as “mixers” - may obscure the origin or chain of custody of a digital asset. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Bitcoin in the past has been used to facilitate illicit activities. If bitcoin (or other digital assets) were used to facilitate illicit activities, businesses that facilitate transactions in digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of investigation, potential criminal or civil lawsuits or liability, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

If miners expend less processing power on a network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on a network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, a network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the network. As a result, it may be possible for a bad actor to manipulate the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of a network may adversely affect an investment in the Trust.

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the a blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies could quickly collapse, and an investment in the Trust may be adversely affected.

The price of digital assets have exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of digital assets as determined by the market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding digital assets generate a significant portion of digital asset demand. Such speculation regarding the potential future appreciation in the value of digital assets may cause prices to increase. Conversely, a decrease in demand for or speculative interest regarding a digital asset may cause the price to decline. The volatility of the price of a digital asset, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

The price of digital assets may become closely correlated with other asset classes

Returns from investing in digital assets have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that a digital asset will maintain its value in the long, intermediate, short, or any other term. In the event that the price of a digital asset declines, the value of the Shares is likely to decline proportionately.

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Prices of digital assets may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment

While the Trust does not invest in “stablecoins,” such as those digital assets that are pegged to the U.S. dollar and holders expect to receive one U.S. dollar in exchange for the stablecoin, it may nonetheless be exposed to risks that stablecoins pose for other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past indirectly or apparently impacted the price of other digital assets. Stablecoins are a relatively new phenomenon whereby assets held in stablecoins has increased significantly over the past few years, such that it is impossible to know all of the risks that they could pose to participants in the digital asset market. In addition, some have argued that certain stablecoins are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for digital assets, could cause artificial rather than genuine demand for such digital assets, which may artificially inflate the price of the digital asset. Some issuers of stablecoins may not be vetted or regulated, and it is not always possible to discern whether there is sufficient backing for a given stablecoin or other mechanisms to maintain a stable price for the asset. In addition, it is not possible to eliminate the possibility that some stablecoins are involved in illicit activities. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market. Because a large portion of the digital asset market trading volume occurs in stablecoins, there is a risk that actual or perceived loss of value or backing could disrupt the digital asset market, including via a disorderly de-pegging or a run on stablecoins could lead to dramatic market volatility in digital assets more broadly. Perceived or actual volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets, or regulatory concerns or actions about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, could impact both the digital assets market and individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the digital asset market, and affect the value of other digital assets, and in turn impact an investment in the Shares.

Currently, there is relatively small use of digital assets in the retail and commercial marketplace in comparison to relatively large use by speculators and those perceiving digital assets as a store of value, thus contributing to price volatility that could adversely affect an investment in the Trust.

Certain merchants and major retail and commercial businesses have only recently begun accepting digital assets and the corresponding networks as a means of payment for goods and services. Consumer use of digital assets to pay such retail and commercial outlets, however, remains limited. Yet, market speculators and investors seeking to profit from the short- or long-term holding of digital assets generate a significant portion of demand for digital assets, which can contribute to price volatility, which in turn can make digital assets less attractive to merchants and commercial parties as a means of payment. A lack of expansion by digital assets into retail and commercial markets or a contraction of such use may result in a reduction in the price of a digital asset, which could adversely affect an investment in the Trust.

Digital asset platforms on which digital assets trade are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud, manipulation and security breaches than established, regulated platforms for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Risk of Fraud and Market Manipulation

Over the past several years, a number of digital asset platforms have been closed or faced issues due to fraud, manipulation, failure, security breaches or governmental regulations. Digital asset platforms may be more exposed to the risk of market manipulation than exchanges for more traditional assets. Some digital asset platforms are not subject to direct regulatory oversight, and some digital asset platforms that are subject to such oversight typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers or their markets to the same extent that regulated securities exchanges or futures exchanges are required to do so. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of a digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset) or based on the dissemination of false and misleading information; (6) manipulative activity involving stablecoins; and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect the Trust or Shares. Further, the closure or temporary shutdown of digital asset platforms due to fraud, manipulation business failure, hackers or malware, or government-mandated regulation may reduce confidence in a network and can slow down the mass adoption of digital assets. Further, such digital asset platform failures or that of any other major component of the overall digital asset ecosystem can have an adverse effect on digital asset markets and the price of a digital asset and could therefore have a negative impact on the performance of the Trust.

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Spot markets may be exposed to wash trading

Spot markets on which digital assets trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information. Any actual or perceived false trading in the digital asset markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of a digital asset and/or negatively affect the market perception of digital assets. To the extent that wash trading either occurs or appears to occur in spot markets on which a digital asset trades, investors may develop negative perceptions about the digital asset industry more broadly, which could adversely impact the price of digital assets and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset platforms at a relative competitive disadvantage.

Price Volatility

Many digital asset platforms lack certain safeguards established by more traditional exchanges to enhance the stability of trading on the platform, such as measures designed to prevent sudden drops in value of items traded on the exchange (i.e., “flash crashes”). As a result, the prices of cryptocurrencies on exchanges may be subject to larger and more frequent sudden declines than assets traded on more traditional platforms.

Sales of new digital assets may cause the price of existing digital assets to decline, which could negatively affect an investment in the Trust.

Newly created digital assets can be generated through a process referred to as “mining.” If entities engaged in mining choose not to hold the newly mined digital asset, and, instead, make them available for sale, there can be downward pressure on the price of a digital asset. A mining operation may be more likely to sell a higher percentage of its newly created digital asset, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of the digital asset. Lower digital asset prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined digital assets could result in a reduction in the price of a digital asset, which could adversely impact an investment in the Shares.

Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, impose constraints on throughput or have other consequences.

In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. For example, in August 2017, the Bitcoin network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that increase transaction throughput by processing certain transactions outside the main Bitcoin blockchain. However, this upgrade may fail to achieve the expected benefits or widespread adoption.

If increases in throughput on a digital asset network lag behind growth in usage of the digital asset, average fees and settlement times may increase considerably. For example, networks have been, at times, subject to congestion, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for digital assets (e.g., micropayments), and could reduce demand for, and the price of, a digital asset, which could adversely impact the value of the Shares.

Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

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A network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks is by voluntary consensus and open competition. In other words, many digital asset networks have no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of a network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of a network has been overseen by the core developers. However, a network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the network. As a general matter, the governance of a network generally depends on most of members of the community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of a digital asset network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. Deeply held differences of the opinion have led to forks in the past, such as between Bitcoin and Bitcoin Cash, and could lead to additional forks in the future, with potentially divisive effects. A network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of a digital asset to decline. If the community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of the digital asset.

New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has contributed to the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin blockchain than any other digital asset. Having a large mining network could provide users confidence regarding the security and long-term stability of the Bitcoin network. This in turn could create a domino effect that inures to the benefit of the Bitcoin network - namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network.

In addition, leading technologies and/or payments companies have explored plans, enacted plans and/or introduced various digital asset and electronic payments initiatives. Such initiatives could adversely affect the value of bitcoin and digital assets, in particular where technical limitations or perceived disadvantages of bitcoin or the Bitcoin network are compared to such other initiatives. These could include operational cost exceeding the award for solving blocks or transaction fees, and increased transaction fees which may adversely affect the usage of the Bitcoin network.

The Trust and the Sponsor face competition from competing products.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded digital asset products. The Trust could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale, [approximately $450 million in assets or more], due to competition, limited interest or otherwise, the Sponsor may have difficulty in covering the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of the digital assets.

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Competition from central bank digital currencies (“CBDCs”) and other initiatives could adversely affect the value of other digital assets.

Central banks in certain countries have introduced digital forms of legal tender (CBDCs). Research suggests over 100 countries are exploring CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, other digital assets. As a result, the value of other digital assets could decrease, which could adversely affect an investment in the Trust.

The scheduled mining of digital assets and their subsequent sale may cause the price of these digital assets to decline, which could negatively affect an investment in the Trust.

As an example, the Bitcoin network is designed to periodically reduce the fixed award given to miners for solving new blocks (the “block reward”), most recently in April 2024, when the block reward reduced from 6.25 to 3.125 bitcoin. The next such event, as referred to as a “halving” event, is anticipated to occur at some point between March 2028 to May 2028. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the Bitcoin blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Increased transaction fees may motivate market participants, such as merchants or commercial institutions, to switch from bitcoin to another digital asset or back to fiat currency as their preferred medium of exchange. Decreased demand for certain digital assets may adversely affect their prices, which may adversely affect an investment in the Trust.

To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the network, which could conceivably result in disruptions in recording transactions on the network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the network and disrupt transactions with Authorized Participants, digital assets more broadly or otherwise adversely impact the value of Shares.

Ultimately, if the awards of new digital assets for solving blocks declines and transaction fees for recording transactions are not sufficiently high to exceed the costs of mining, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on a network and could adversely affect the value of the digital assets held by the Trust.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of a network.

Digital asset miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees. If miners collude in an anticompetitive manner to reject low transaction fees, then digital asset users could be forced to pay higher fees, thus reducing the attractiveness of a network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Digital asset mining occurs globally, and it may be difficult for authorities to apply antitrust regulations or similar doctrines across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the mining population could adversely affect a network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the digital asset market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of digital assets and the value of the Trust.

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If profit margins of digital asset mining operations are not high, miners may elect to immediately sell the digital asset earned by mining, resulting in a reduction in the price of a digital asset that could adversely affect an investment in the Trust.

Digital asset mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to a network by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior digital asset network validators and have more defined, regular expenses and liabilities. In addition, mining operations may choose to immediately sell digital assets earned from their operations into the global digital asset market. In past years, individual miners are believed to have been more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets could increase the supply of a digital asset on the market, creating downward pressure on the price of the digital asset.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined digital asset rapidly, and it may partially or completely cease operations if its profit margin is negative. The reduction in mining rewards of a digital asset, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by miners, could be inadequate to incentivize miners to continue to perform mining activities. In a low profit margin environment, a higher percentage of a new digital asset mined each day will be sold into the digital asset market more rapidly, thereby reducing digital asset prices. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of a digital asset that could adversely affect an investment in the Trust.

Congestion or delay in a network may delay purchases or sales of digital assets by the Trust.

The size of each block on a digital asset blockchain is generally limited and is significantly below the level that centralized systems can provide with regard to volume of transaction processing. Increased transaction volume on a network could result in delays in the recording of transactions due to congestion in the network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on a network. Any delay in a network could affect the Trust’s ability to buy or sell digital assets at an advantageous price, or may create the opportunity for a bad actor to double spend digital assets, resulting in decreased confidence in a network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, a network and the value of the Trust would be adversely affected.

Digital asset mining is energy intensive and concerns about climate change may raise the economic and societal costs of digital asset mining.

Digital asset mining involves advanced computers that consume significant energy, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Researchers at the University of Cambridge estimate that bitcoin mining alone consumes 121.36 terawatt-hours per year, which equates to approximately the annual energy consumption of Argentina. The energy intensive nature of digital asset mining is, in some circumstances, potentially mitigated by the fact that many miners could elect to operate geographically near renewable energy sources where energy might be otherwise wasted. However, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely the price of digital assets, or the operation of a network, and accordingly adversely affect the value of the Shares.

In addition, due to concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of a network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security or activity of a network, consequently adversely impacting the value of the Shares.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets - including the ether held by the Trust - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

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Risk Factors Associated with Digital Asset Platform Markets

The value of the Shares relates directly to the value of the digital assets held by the Trust and fluctuations in the prices of digital assets could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of the Index, as determined by the Reference Rate, and the value of the Shares relates directly to the value of the digital assets held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Reference Rate is derived from the performance of the largest twenty digital assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications and that meet certain exchange listing and liquidity requirements. The Reference Rate uses U.S. Dollar-denominated trading data from digital asset trading platforms to determine its value. Whether a digital asset platform is considered eligible to be included in the Reference Rate’s calculation depends on considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, domicile and acceptance of U.S. Dollar deposits. The price of digital assets have fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Reference Rate, including, but not limited to:

•	Global digital asset demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of digital assets as payment for goods and services, the security of online digital asset platforms and digital wallets that hold digital assets, the perception that the use and holding of digital assets is safe and secure, the lack of regulatory restrictions on their use and the reputation of digital assets for illicit use;

•	Global digital asset supply, which is influenced by similar factors as global digital asset demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate digital asset holdings around tax deadlines to meet tax obligations;

•	Investors’ expectations with respect to the rate of inflation of fiat currencies;

•	Investors’ expectations with respect to the rate of deflation of certain digital assets;

•	Interest rates;

•	Currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of digital asset platforms and liquidity of such digital asset platforms;

•	Interruptions in service from or failures of major digital asset platforms;

•	Cyber theft of digital assets from online wallet providers, or news of such theft from such providers, or from individuals’ wallets;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in digital assets;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of digital assets as a form of payment or the purchase of digital assets on a market;

•	The availability and popularity of businesses that provide digital asset-related services;

•	The maintenance and development of the open-source software protocol of a digital asset network;

•	Increased competition from other forms of cryptocurrency or payments services;

•	Global or regional political, economic or financial events and situations;

•	Expectations among digital asset economy participants that the value of digital assets will soon change; and

•	Fees associated with processing a digital asset transaction.

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If digital asset markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of a digital asset is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since digital asset markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that digital assets will maintain their long-term value in terms of future purchasing power or that the acceptance of digital asset payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of a digital asset declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset platforms, the marketplace may lose confidence in digital asset platforms, upon which the Trust is dependent.

Digital asset platforms are relatively new and, in some cases, not subject to direct regulatory oversight. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such U.S. securities exchanges. As a result, the marketplace may lose confidence in digital asset platforms, including prominent digital asset platforms that handle a significant volume of digital asset trading.

Many digital asset platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on bitcoin platforms was false or non-economic in nature, with specific focus on unregulated bitcoin platforms located outside of the U.S. Such reports may indicate that the digital asset market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

In addition, over the past several years, some digital asset markets have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such markets were not compensated or made whole for the partial or complete losses of their account balances in such platforms. While smaller platforms are less likely to have the infrastructure and capitalization that make larger platforms more stable, larger platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest platforms could be subject to abrupt failure with consequences for both users of platforms and the digital asset industry and market as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other bitcoin platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large bitcoin platform. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct bitcoin platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in June 2020 the platform suffered another data breach that resulted in the unauthorized access to its domain registration service, forcing the Japanese platform to halt its crypto remittance service. In February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest bitcoin platforms, Binance, was hacked, resulting in losses of approximately $40 million. The Spanish cryptocurrency platform, 2gether, disclosed in August 2020 that a cyberattack against its platform resulted in $1.45 million in crypto assets-about one-third of the firm’s holdings at that time-being stolen. More recently, in November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO (and the CEO was subsequently convicted by a jury of fraud). Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In April 2025, a malicious supply chain compromise was discovered in the JavaScript library package xrpl.js (published under the package name “xrpl” on npmjs.com, a widely used open-source package registry for JavaScript applications) which is a recommended client-side software library used by developers to interact programmatically with the XRP Ledger. The compromise affected multiple package versions of xrpl.js (including versions 2.14.2 and 4.2.1 through 4.2.4) that had been published on the npm registry, a central distribution platform used by millions of JavaScript developers worldwide to easily share packaged modules of code. The compromised packages contained injected code designed to exfiltrate secret key material to an unknown attacker’s website. Because xrpl.js is widely integrated into XRP Ledger-based applications and wallets, the vulnerability posed a risk that private keys used by affected applications could be stolen and exploited for unauthorized asset transfers. The XRP Ledger itself and its core repositories were not affected, and no downstream effects have been reported to date.

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Negative perception, a lack of stability in digital asset markets and the closure or temporary shutdown of platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in a digital asset network and result in greater volatility in the prices of digital assets. Furthermore, the closure or temporary shutdown of a platform used in calculating the Reference Rate may result in a loss of confidence in the Trust’s ability to determine its digital asset holdings on a daily basis, although the Index Administrator has documented procedures in place in its published methodology to mitigate against these situations and continue to calculate and publish the Reference Rate. These potential consequences of such a platform’s failure could adversely affect the value of the Shares.

Since there is no limit on the digital assets that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of digital assets that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for digital assets.

The Trust Agreement places no limit on the digital assets the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited amount of a digital asset in existence at any point in time. Certain networks, such as the Bitcoin network’s mathematical protocols under which bitcoin is created or “mined” permit the creation of a limited, predetermined number of bitcoin not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoin cannot be increased ahead of the protocol’s schedule. If the number of bitcoin acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoin in a manner unrelated to other factors affecting the global market for bitcoin. Such an impact could affect the Reference Rate, which would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s digital asset holdings per Share as a result of non-concurrent trading hours between the Exchange and the digital asset market.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset platforms, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the digital asset market is a 24-hour marketplace; however, trading volume and liquidity on the digital asset market is not consistent throughout the day and digital asset markets, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial-of-service attacks and other reasons. As a result, during periods when the Exchange is open but large digital asset markets (or a substantial number of smaller digital asset markets) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s digital asset holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

Investors in Shares in the secondary market may be subject to brokerage commissions, over which the Trust has no control.

Investors buying or selling Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers, as determined by the applicable broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares. In addition, secondary market investors will also incur the cost of the difference between the price that an investor is willing to buy shares (the “bid” price) and the price at which an investor is willing to sell Shares (the “ask” price). This difference in bid and ask prices is often referred to as the “spread” or “bid/ask spread.” The bid/ask spread varies over time for Shares based on trading volume and market liquidity of the Shares and the digital assets comprising the Trust’s portfolio, and is generally lower if Shares have more trading volume and market liquidity and higher if Shares have little trading volume and market liquidity. Further, a relatively small investor base in the Trust, asset swings in the Trust and/or increased market volatility may cause bid/ask spreads to increase. Shares, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility associated with short selling. Due to the costs of buying or selling Shares, including bid/ask spreads, frequent trading of Shares may significantly reduce investment results and an investment in the Shares may not be advisable for investors who anticipate regularly making small investments.

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If digital asset prices on a market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset markets, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the digital asset market is a 24-hour marketplace. During periods when the Exchange is closed but digital asset markets are open, significant changes in the price of digital assets on the market could result in a difference in performance between the value of digital assets as measured by the Reference Rate and the most recent digital asset holdings per Share or closing trading price. To the extent that the price of a digital asset on a market, and the value of a digital asset as measured by the Reference Rate, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of a digital asset on the platform market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing digital asset, digital currencies, commodity or currency exposure or to speculate on the price of a digital asset. Speculation on the price of a digital asset may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of the digital assets held.

Purchasing activity in the digital asset platform market associated with Basket creations or selling activity following Basket redemptions may affect the Reference Rate and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring digital assets required for deposit with the Trust in connection with the creation of Baskets may increase the market price of certain digital assets on platform markets, which will result in higher prices for the Shares. Increases in the market price of digital assets may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of a digital asset that may result from increased purchasing activity of digital assets connected with the issuance of Baskets. Consequently, the market price of a digital asset may decline immediately after Baskets are created.

Selling activity associated with sales of digital assets withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of a digital asset on the platform market, which will result in lower prices for the Shares. Decreases in the market price of digital assets may also occur as a result of the selling activity of other market participants. If the Reference Rate declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in digital assets.

The Trust competes with direct investments in digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in digital assets directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Reference Rate may be affected by the sale of other digital currency financial vehicles that invest in and track the price of digital assets.

To the extent digital currency financial vehicles other than the Trust tracking the price of digital assets are formed and represent a significant proportion of the demand for certain digital assets, large redemptions of the securities of these digital currency financial vehicles, or private funds holding digital assets, could negatively affect the Reference Rate, the Trust’s digital asset holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for digital assets is uncertain, but could motivate large-scale sales of digital assets, which could result in a reduction in the Reference Rate and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in the Reference Rate and could adversely affect an investment in the Shares.

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Demand for digital assets is driven, in part, by their perceived status as secure digital assets. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect an investment in the Shares.

As an example, bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap, having a total market-capitalization of approximately $3.25 trillion (including the approximately $1.834 trillion market cap of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin network, which could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect an investment in the Shares.

Investors may invest in digital assets through means other than the Shares, including through direct investments in digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in digital assets directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of digital assets are formed and represent a significant proportion of the demand for digital assets, large purchases or redemptions of the securities of these digital asset financial vehicles, or private investment vehicles holding digital assets, could negatively affect the Reference Rate, digital asset holdings, the price of the Shares, the NAV and the NAV per Share.

Risk Factors Associated with the Index

The Index has a limited history and there are limitations with the price of digital assets reflected there.

The Index has a limited history, having first been introduced on October 4, 2022. The Index is also based on the CoinDesk Market Index (“CMI”) methodology, which was introduced August 29, 2022. The Index measures the performance of the largest twenty digital assets by market capitalization, excluding stablecoins, memecoins, and certain other classifications and that meet certain exchange listing and liquidity requirements Constituents are weighted by market capitalization subject to weight caps. Neither the Benchmark Administrator nor the Index Committee are obligated to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of digital assets in the future.

For more information on the Index methodology and the Index Committee see “Business of the Trust - The Index”.

The value of digital assets as reflected by the Index may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Index is determined using data from various digital asset platforms. The Sponsor believes that momentum pricing of digital assets has resulted, and may continue to result, in speculation regarding future appreciation in the value of digital assets, inflating and making the Index more volatile. As a result, digital assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Index, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience system failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant digital asset trading platforms malfunction for any reason, calculation and dissemination of the Index may be delayed and trading in the Shares may be suspended for a period of time. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Index, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred.

The Index is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of the digital assets, the price of the Shares may no longer track, whether temporarily or over time, the price of the digital assets, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the price of digital assets, which could adversely affect the value of the Shares.

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The Index could fail to track the global price of a digital asset.

Although the Index is intended to provide a reasonable measure for the market price of digital assets, third parties may be able to purchase and sell digital assets on public or private markets not included among the digital asset platforms used in calculating the Index, and such transactions may take place at prices materially higher or lower than the Index calculates. Moreover, there may be variances in the prices of digital assets on the various digital asset platforms used in calculating the Index and the price of digital assets on the digital asset platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a digital asset platform used to calculate it, or the global market price of a digital asset, the price of the Shares may no longer track, whether temporarily or over time, the global market price of a digital asset, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the Index. To the extent such prices differ from the Index, investors may lose confidence in the Shares’ ability to track the market price of a digital asset, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, including the Index. To the extent such new or revised pricing or valuation methodologies or their pricing output differ from the Index, investors may lose confidence in the Shares’ ability to track the market price of a digital asset, which could adversely affect the value of the Shares. The Sponsor may make this decision for any reason, including, but not limited to, a determination that the Index differs materially from the actual prices available on a digital asset platform used to calculate it, that errors in the Index have negatively impacted the investment outcome for the Trust and its Shareholders, or that third parties are able to purchase and sell digital assets on exchanges at prices that are materially higher or lower than those reflected by the Index. The Sponsor is under no obligation to select a different pricing or valuation method under any circumstance. If the Sponsor makes the decision to materially change the valuation methodology or replace of either the Index or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Risk Factors Associated with the Constituent Digital Assets of the Index

Bitcoin.

Bitcoin, introduced in 2009, is the first and most widely recognized cryptocurrency. It is a decentralized digital cryptocurrency which can operate without the need of a central authority. Despite its prominence, bitcoin has experienced significant price volatility and has been associated with various security incidents over the years, as described elsewhere in this Prospectus. Notably, the decentralized nature of the Bitcoin network and its reliance on cryptographic protocols have made it a target for cyberattacks, including exchange hacks and wallet breaches. While the Bitcoin network itself has not been directly compromised, ancillary service providers and digital asset platforms supporting bitcoin have suffered substantial losses due to security vulnerabilities and malicious actors. Such incidents can lead to diminished investor confidence and increased regulatory scrutiny, potentially impacting the value of bitcoin, and thus, the value of the Shares, which relate directly to the value of the bitcoin held by the Trust. These factors, and the others described elsewhere in this Prospectus, could adversely affect the value of the Shares.

Ether.

Ethereum, launched in 2015, is a decentralized platform that enables smart contracts and decentralized applications. In September 2022, Ethereum transitioned from a proof-of-work to a proof-of-stake consensus mechanism, aiming to enhance scalability and reduce energy consumption. The transition to proof-of-stake introduced new security considerations, as the proof-of-stake model’s long-term resilience remains under observation. Additionally, Ethereum’s ecosystem has been subject to significant security breaches. For example, in February 2025, the ByBit exchange suffered a $1.5 billion theft involving Ether tokens. Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether. These factors, and the others described elsewhere in this Prospectus, could adversely affect the value of the Shares.

XRP.

XRP, developed by Ripple Labs in 2012, serves as a digital asset for facilitating cross-border payments. As discussed below, XRP has faced regulatory challenges, including legal actions concerning the classification of XRP as a security. Moreover, the XRP ecosystem has encountered security issues. In January 2024, hackers stole $112 million worth of XRP from the Ripple network, leading to a significant drop in XRP’s market capitalization. More recently, in April 2025, a compromised developer kit introduced malware designed to steal wallet private keys into the XRP network. These incidents and others highlight the potential vulnerabilities in the XRP network, which uses a Proof-of-Association consensus mechanism to validate transactions. The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could adversely affect the value of the Shares. The market price of XRP may be highly volatile and XRP has a relatively limited history of existence and operations, which could adversely affect the value of the Shares. These factors, and the others described elsewhere in this Prospectus, could adversely affect the value of the Shares.

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Solana.

The Solana Network, including the cryptographic and algorithmic protocols associated with the operation of the Solana blockchain, has only been in existence since 2020 and Solana markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. The Solana Network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of Solana as well as other Solana Network protocols. Solana is known for its high-speed transaction capabilities and lower fees compared to other blockchain ecosystems, which has encouraged the development of decentralized applications. Solana has also experienced technical instabilities and security breaches. In August 2022, over 8,000 Solana wallets were compromised, resulting in the theft of approximately $5 million SOL. SOL is the native token of the Solana network. The Solana network has faced additional challenges related to smart contract vulnerabilities that could be exploited by malicious actors, leading to decreased user trust and declines in SOL’s market value. The market for SOL is subject to rapid price swings, changes and uncertainty. SOL has a relatively limited history of existence and operations. There is a limited established performance record for the price of SOL and, in turn, a limited basis for evaluating an investment in SOL. These factors, and others, including SOL’s relatively limited history of existence and operations, could adversely affect the value of the Shares.

Cardano.

Cardano was introduced in 2017 as a decentralized blockchain platform that runs on the Ouroboros consensus protocol utilizing a proof-of-stake consensus mechanism aiming for scalability and sustainability. Cardano has been recognized for its scientific approach to development, it remains in a relatively early stage compared to other platforms, which may result in slower adoption and integration. In December 2024, the Cardano Foundation’s official X (formerly Twitter) account was hacked, leading to the promotion of a fraudulent token and dissemination of false information regarding ADA. ADA is the native token of the Cardano network. Such security breaches can erode investor confidence and contribute to additional price volatility. The market for ADA is subject to rapid price swings, changes and uncertainty. ADA has a relatively limited history of existence and operations. There is a limited established performance record for the price of ADA and, in turn, a limited basis for evaluating an investment in ADA. These factors, and ADA’s relatively limited history of existence and operations, could adversely affect the value of the Shares.

Chainlink.

Chainlink is a decentralized blockchain designed to connect real-world datasets such as payment methods and data feeds to blockchains. Chainlink is a relatively new innovation and is subject to unique and substantial risks. LINK is the native token of the Chainlink network. The market for LINK is subject to rapid price swings, changes and uncertainty. LINK has a relatively limited history of existence and operations. There is a limited established performance record for the price of LINK and, in turn, a limited basis for evaluating an investment in LINK. LINK’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Avalanche.

The Avalanche network, including the cryptographic and algorithmic protocols associated with the operation of the Avalanche Blockchain, has only been in existence since 2020. AVAX is the native token of the Avalanche network. AVAX markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. AVAX has a relatively limited history of existence and operations. There is a limited established performance record for the price of AVAX and, in turn, a limited basis for evaluating an investment in AVAX. AVAX’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Stellar.

Stellar is a decentralized crypto blockchain with a payment protocol based on distributed ledger technology. Stellar was designed to transfer digital currency to fiat currency internationally. The Stellar blockchain’s cryptocurrency is called the lumen (token) which trades under the symbol XLM. XLM has a relatively limited history of existence and operations. There is a limited established performance record for the price of XLM and, in turn, a limited basis for evaluating an investment in XLM. XLM’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Sui.

Sui is a layer-1 blockchain designed to facilitate fast and scalable transactions, particularly for digital assets and decentralized applications. It utilizes a parallel, object-oriented, transaction execution model that allows Sui to process a large number of transactions per second compared to a traditional blockchain. The native token of sui is called “SUI”. SUI has a relatively limited history of existence and operations. There is a limited established performance record for the price of SUI and, in turn, a limited basis for evaluating an investment in SUI. SUI’s relatively limited history of existence and operations could adversely affect the value of the Shares.

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Hedera.

Hedera is a public, decentralized network governed by a council of leading organizations that uses Hashgraph consensus instead of traditional blockchain technology. Hashgraph technology can process transactions more quickly than traditional blockchains, permitting more than 10,000 transactions per second. The native token of Hedera is called “HBAR”. HBAR has a relatively limited history of existence and operations. There is a limited established performance record for the price of HBAR and, in turn, a limited basis for evaluating an investment in HBAR. HBAR’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Litecoin.

Litecoin is a peer-to-peer cryptocurrency created in the October 2011 fork of Bitcoin. Litecoin is an opensource global payment network without any central authority. The market for Litecoin is subject to rapid price swings, changes and uncertainty. Litecoin has a relatively limited history of existence and operations. There is a limited established performance record for the price of Litecoin and, in turn, a limited basis for evaluating an investment in Litecoin. Litecoin’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Bitcoin Cash.

Bitcoin Cash (“BCH”) is a cryptocurrency created from the August 2017 Bitcoin hard fork. BCH was designed to improve stability, and to process more transactions into a single block. BCH has a relatively limited history of existence and operations. There is a limited established performance record for the price of BCH and, in turn, a limited basis for evaluating an investment in BCH. BCH’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Uniswap.

Uniswap is a decentralized crypto exchange built in 2018 that runs on the Ethereum blockchain as an automated liquidity provider designed for ERC-20 tokens and pools tokens into smart contracts. The native token of Uniswap is called “UNI”. UNI has a relatively limited history of existence and operations. There is a limited established performance record for the price of UNI and, in turn, a limited basis for evaluating an investment in UNI. UNI’s relatively limited history of existence and operations could adversely affect the value of the Shares. Additionally, in September 2024 the CFTC settled with Uniswap Labs, the developer of the Uniswap decentralized exchange, for illegally offering leveraged or margined retail commodity transactions in digital assets through a front-end interface operated by Uniswap Labs.

NEAR Protocol.

NEAR protocol is a layer-1 decentralized blockchain which support smart contracts for the creation of developer-friendly decentralized applications. The native token of NEAR Protocol is called “NEAR”. NEAR has a relatively limited history of existence and operations. There is a limited established performance record for the price of NEAR and, in turn, a limited basis for evaluating an investment in NEAR. NEAR’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Aave.

Aave is a decentralized lending system running on the Ethereum blockchain. It was designed to allow users to borrow, lend, and earn interest on digital assets without an intermediary. The native governance token of the Aave network is called “AAVE”. AAVE has a relatively limited history of existence and operations. There is a limited established performance record for the price of AAVE and, in turn, a limited basis for evaluating an investment in AAVE. AAVE’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Aptos.

Aptos is a Layer-1 blockchain designed for secure and scalable decentralized applications (dApps) by utilizing a parallel execution engine to process transactions quickly and efficiently. The AptosBFT consensus mechanism is designed to ensure that the network remains secure even if a significant portion of validators behave maliciously, however, there is no guarantee that the consensus mechanism will perform as intended. The native governance token of the Aptos network is called “APT”. APT has a relatively limited history of existence and operations. There is a limited established performance record for the price of APT and, in turn, a limited basis for evaluating an investment in APT. APT’s relatively limited history of existence and operations could adversely affect the value of the Shares.

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Internet Computer.

Internet Computer is a digital token that operates on its own proprietary protocol called the Internet Computer Protocol. Internet Computer creates a decentralized internet which allows companies to create and deploy software into secure online environments. The native token of Internet Computer is called “ICP”. ICP has a relatively limited history of existence and operations. There is a limited established performance record for the price of ICP and, in turn, a limited basis for evaluating an investment in ICP. ICP’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Polkadot.

Polkadot is a blockchain protocol connecting multiple specialized blockchains into one unified network. DOT is a digital asset that is created and transmitted through the operations of the “Polkadot Network”. DOT has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of DOT and, in turn, a limited basis for evaluating an investment in DOT. DOT’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Polygon.

Polygon is a layer-2 solution which aims to scale the Ethereum blockchain by improving its transaction speeds, providing a better developer experience and lowering fees. The token of the Polygon network is called “POL” and may be used to pay gas fees, to stake, and vote. POL has a relatively limited history of existence and operations. There is a limited established performance record for the price of POL and, in turn, a limited basis for evaluating an investment in POL. POL’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Filecoin.

Filecoin is a decentralized storage network that uses blockchain technology to create a more resilient alternative to traditional cloud storage. Filecoin uses a digital token called “FIL” to incentivize storage providers to offer their storage capacity and ensure data reliability. FIL has a relatively limited history of existence and operations. There is a limited established performance record for the price of FIL and, in turn, a limited basis for evaluating an investment in FIL. FIL’s relatively limited history of existence and operations could adversely affect the value of the Shares.

Risk Factors Associated with Investing in the Trust

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust within the United States, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has a limited history of past performance in managing investment vehicles like the Trust within the United States. The past performances of the Sponsor’s affiliate in other investment vehicles in other jurisdictions, including their experiences with digital assets and other commodities, are no indication of the Sponsor’s ability to manage an investment vehicle such as the Trust within the United States. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the Index. The Trust is not actively managed and will be affected by a general decline in the price of digital assets.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the Index. The Sponsor does not actively manage the digital assets held by the Trust. This means the Sponsor does not speculatively sell digital assets at times when its price is high or speculatively acquire digital assets at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of your Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of digital assets.

The value of the Shares may be influenced by a variety of factors unrelated to the price of digital assets that may have an adverse effect on the price of the Shares. These factors include the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of Baskets in exchange for cash, offering of the Shares and storage of digital assets have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Digital Asset Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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•	Service providers may fail to perform their obligations or decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to a network may increase the potential for digital assets to be used to facilitate crime, exposing such service providers to potential reputational harm. Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets; or

•	Prime Execution Agent could experience difficulties from business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry.

The Shares are a relatively new securities product.

The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of digital assets held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Investors should not rely on past performance in deciding whether to buy Shares.

Investors should not rely on the past performance of the Trust, the Index or digital assets in deciding whether to buy Shares in the Trust.

The NAV may not always correspond to the market price of digital assets and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s digital asset holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of digital asset platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing digital asset market prices.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific quantity of digital assets per Share.

Shareholders also should note that the size of the Trust in terms of total digital assets held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchases of digital assets in connection with Basket creation orders may cause the price of the digital assets to increase, which will result in higher prices for the Shares. Increases in digital asset prices may also occur as a result of digital asset purchases by other market participants who attempt to benefit from an increase in the market price of digital assets when Baskets are created. The market price of the digital assets may therefore decline immediately after Baskets are created.

Selling activity associated with sales of digital assets by Authorized Participants in connection with redemption orders may decrease digital asset prices, which will result in lower prices for the Shares. Decreases in digital asset prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of digital assets by Authorized Participants may have on the price of these digital assets, sales and purchases of digital assets by similar investment vehicles (if developed) could impact the price of the digital assets. If the price of a digital asset declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their digital asset exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient digital asset liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to digital assets may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded digital asset futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the general adoption of digital assets and the commercial and speculative interest in the market for the ability to hedge against the price of a digital asset with correlated exchange-traded digital asset futures.

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The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the price of the digital assets, as reflected via the Index, may not function properly if Authorized Participants are able to purchase or sell large aggregations of digital assets in the open market at prices that are materially higher or lower than the Index. Authorized Participants may purchase or sell digital assets on public or private markets not included among the digital asset platforms used by the Benchmark Administrator, and such transactions may take place at prices materially higher or lower than the Index. Furthermore, while the Index provides a U.S. Dollar-denominated composite reference rate for the price of digital assets based on the volume-weighted price of a digital assets on certain constituent digital asset platforms at any given time, the prices on each individual digital asset platform are not necessarily equal to a digital asset’s value as represented by the Index.

The price of digital assets on an individual digital asset platform could be materially higher or lower than the Index. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of digital assets. To the extent such prices differ materially from the Index, the price of the Shares may no longer track, whether temporarily or over time, the Index, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the Index.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of digital assets may be problematic if the process for the creation and redemption of Baskets becomes more difficult, or if Authorized Participants or market makers encounter difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Baskets (which depend on timely transfers of digital assets to and by the Digital Asset Custodian and/or Prime Execution Agent) encounter any unanticipated difficulties, including, but not limited to, the price volatility of a digital asset, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent or Digital Asset Custodian, limiting creations and redemptions to cash, the closing of digital asset trading platforms due to fraud, failures, regulatory or legislative action, security breaches or otherwise, or network outages or congestion, spikes in fees demanded by miners, or other problems or disruptions affecting a digital asset network, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying digital asset may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In addition, in the case of a network outage or other problems affecting a digital asset network, the processing of transactions on the network may be disrupted, which in turn may prevent Authorized Participants (or market makers via Authorized Participants) from transacting in digital assets and/or purchasing or redeeming Baskets. In such situations, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of digital asset prices and may fall.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of digital assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow digital assets or cash as trade credits (“Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index used to determine the NAV, particularly when considering that the trading prices for digital assets have exhibited high levels of volatility and may continue to do so. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying digital assets, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of digital assets, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying digital assets held by the Trust or sell Shares at a price lower than the value of the underlying digital assets held by the Trust, causing Shareholders to suffer losses.

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The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in digital assets. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with digital assets. By concentrating its investment strategy solely in digital assets, any losses suffered as a result of a decrease in the value of digital assets can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Trust Administrator, Cash Custodian, Digital Asset Custodian and Prime Execution Agent expose the Trust and its Shareholders to the risk of loss of the Trust’s digital assets for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s digital assets. While the Digital Asset Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s digital assets, resulting from theft, Shareholders cannot be assured that the Digital Asset Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s digital assets, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Digital Asset Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Digital Asset Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the digital asset insurance market is limited, and the level of insurance maintained by the Digital Asset Custodian may be substantially lower than the assets of the Trust. While the Digital Asset Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Digital Asset Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Digital Asset Custody Agreement and the Prime Execution Agent Agreement, the Digital Asset Custodian’s liability and the Prime Execution Agent’s liability is limited in various ways. By way of example, the Digital Asset Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Digital Asset Custodian. In the event of potential losses incurred by the Trust as a result of the Digital Asset Custodian losing control of the Trust’s digital assets or failing to properly execute instructions on behalf of the Trust, the Digital Asset Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the Digital Asset Custodian may be insufficient to cover its liabilities to the Trust. Both the Trust and the Digital Asset Custodian are required to indemnify each other under certain circumstances. Although the Digital Asset Custodian carries insurance for the benefit of its account holders, the Digital Asset Custodian’s insurance does not cover any loss in value to digital assets and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The Digital Asset Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Digital Asset Custodian is shared among all of the Digital Asset Custodian’s customers, is not specific to the Trust or to customers holding digital assets with the Digital Asset Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent or Digital Asset Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Prime Execution Agent or Digital Asset Custodian in the virtual currency industry, there is a risk that customers’ assets - including the Trust’s assets - may be considered the property of the bankruptcy estate of the Digital Asset Custodian, and customers - including the Trust - may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custody Agreement contains an agreement by the parties to treat the digital assets credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Digital Asset Custodian will serve as fiduciary and custodian on the Trust’s behalf. It is possible that a court would not treat custodied digital assets as part of the Digital Asset Custodian’s general estate in the event the Digital Asset Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Digital Asset Custodian became subject to insolvency proceedings and a court were to rule that the custodied digital assets were part of the Digital Asset Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Digital Asset Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Digital Asset Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Digital Asset Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

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With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Trust’s digital assets and cash is held in omnibus accounts by the Prime Execution Agent could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance. The Prime Execution Agent is not required to hold any of the digital assets or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular digital asset (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the digital assets (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at a connected trading venue (each, a “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of digital assets that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of digital assets by the Digital Asset Custodian, absent fraud, bad faith, or willful misconduct on the part of the Sponsor or the Trustee, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of digital assets by the Digital Asset Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of digital assets or the provision of instructions relating to the movement of digital assets, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Digital Asset Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and Digital Asset Custody Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Digital Asset Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s digital assets that is not covered by the Digital Asset Custodian’s insurance and for which no person is liability in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling digital assets that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of digital assets in connection with cash creations and redemptions and sales of digital assets to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may acquire Trade Credits from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such digital assets are or cash is actually available to the Trade Credit Lender and only up to the amount available to the Trust. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of digital assets related to cash creations and redemptions or the selling of digital assets related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the rate used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of digital assets related to creations and redemptions and sales of digital assets in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the rate used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk for cash creations and redemptions.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Digital Asset Custody Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Under a variety of circumstances, including events of default, the Digital Asset Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

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Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of digital assets by the Sponsor to effectuate subscriptions for cash and the selling of digital assets to effect redemptions for cash or pay the Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s digital assets. The Trust relies on the Cash Custodian or Prime Execution Agent, as applicable, to hold any cash related to the purchase or sale of digital assets. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, or there is an imposition of operational restrictions by these banking partners with the inability for the Trust to utilize other financial institutions, this may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust or Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the cash associated with the Trust’s account at the Cash Custodian, or a bank used by the Prime Execution Agent, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian or Prime Execution Agent (or banks it relies on) were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s or Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Trust maintains cash, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Cash Custodian or Prime Execution Agent is subject or other potential protections. As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold digital assets with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s digital assets that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agent Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer digital assets, including digital assets associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

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Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Digital assets are a relatively new class of asset with limited trading history. Therefore, the markets for digital assets may be less liquid and more volatile than other markets for more established products. It may be difficult to execute a digital asset trade at a specific price when there is a relatively small volume of buy and sell orders in the digital asset market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its digital assets, or making it more difficult for Authorized Participants to acquire or liquidate digital assets as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in digital assets, which are highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include, without limitation: (1) Authorized Participants’ willingness and ability to purchase and sell digital assets (or provide cash in relation thereto) in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the a digital asset network; (3) the digital asset market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which digital assets trade, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) accounting standards; and (8) the Index becoming disrupted, unavailable or unreliable.

The amount of digital assets represented by the Shares will decline over time.

The amount of digital assets represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s digital assets to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of certain digital assets.

Each outstanding Share represents a fractional, undivided interest in the digital assets held by the Trust. The Trust does not generate any income and transfers digital assets to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. Therefore, the amount of a digital asset represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of digital assets over time, as the amount of a digital asset required to create Shares proportionally reflects the amount of a digital asset represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant price of the digital assets, the trading price of the Shares is expected to gradually decline relative to the price of the digital assets as the amount of digital assets represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of digital assets represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of the digital assets.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving digital assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The Trust is an emerging growth company, and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s Shares less attractive as a result, there may be a less active trading market for the Shares.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.

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Regulatory Risks

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Under the prior administration, the U.S. Securities Exchange Commission (the “SEC”) charged certain large US digital asset trading platforms of supporting trading and settlement of securities in violation of the US federal securities laws. Specifically, the SEC alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. Beginning in early 2025, the current administration took steps to strengthen U.S. leadership in the digital assets space, including through the use of executive orders and the establishment of an interagency working group that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets in the United States. Meanwhile, the SEC established a “Crypto Task Force” focused on providing clarity on the application of the federal securities laws to digital assets and collaborating with the digital asset industry and the public towards establishing an appropriate regulatory framework and dismissed or paused ongoing enforcement actions or investigations against certain digital asset platforms and companies, including Coinbase, Binance, Kraken and Uniswap, during the first quarter of 2025. The U.S. Congress is also actively preparing new legislation to address issues relating to digital assets and stablecoins. The outcome of federal legislation is highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over digital assets or spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets.

Under the prior administration, the SEC also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remain an examination priority for 2025. In particular, OCIE intended to focus its examination on the offer, sale, recommendation, advice, trading, and other activities involving crypto assets that are offered and sold as securities or related products, such as spot bitcoin or ether exchange-traded products.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether digital assets that have been associated with such addresses in the past can be easily sold. This “tainted” digital asset may trade at a substantial discount to untainted digital assets. Reduced fungibility in the digital asset markets may reduce the liquidity of digital assets and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and digital assets held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

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The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory and enforcement scrutiny from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. Developments in the regulation of digital assets are ongoing. For example, in July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto trading platforms, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based exchange-traded products (“ETPs”). In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. After the results of the U.S. presidential election in November 2024, the price of bitcoin rallied to an all-time high of over $100,000 in December 2024 based, in part, on the market’s perception that the new presidential administration would be pro-cryptocurrency. It is not possible to predict at this time all of the risks that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of digital assets. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states will adopt some or all of the model legislation.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets broadly.

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of digital assets and related products and services continues to evolve, may take many different forms and will, therefore, impact digital assets and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for digital asset businesses to provide services, including trading markets or platforms, which may impede the growth of the digital asset economy and have an adverse effect on consumer adoption of digital assets or the ability to trade digital assets. Many state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. There is a possibility of future regulatory change or actions altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate.

Additionally, changes to current regulatory determinations of certain digital assets’, such as bitcoin, status as not being a security under U.S. federal law, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, bitcoin mining or related activities impacting other parts of the digital asset market, may adversely impact digital asset markets and therefore may have an adverse effect on the value of your investment in the Trust.

The Trust is not an investment company registered under the 1940 Act or the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not subject to the statutory requirements of the 1940 Act. Further, the Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the statutory protections provided to investors in registered investment companies, CEA-regulated instruments or commodity pools.

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Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which digital assets are treated for classification and clearing purposes. In particular, bitcoin in the future may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, such a determination may have material adverse consequences for digital assets. For example, it may become more difficult for a digital asset such as bitcoin to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin and cause users to migrate to other digital assets. Although the SEC’s “Crypto Task Force” has indicated that it may re-examine how digital assets are considered “securities” under the federal securities laws, the timeline and outcome of such action is uncertain at this time.

To the extent that bitcoin and other digital assets are determined to be securities, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s digital assets at a time that is disadvantageous to Shareholders.

To the extent that digital assets such as bitcoin are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s digital assets at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’s BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Trading on digital asset platforms outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges, and regulatory changes or actions in foreign jurisdictions may impact the value of Shares.

To the extent any of the Trust’s trading is conducted on digital asset platforms outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks, the digital asset markets, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of digital assets. The effect of any future regulatory change on the Trust or digital assets generally is impossible to predict, but such change could be adverse to the Trust and the value of the Shares.

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The Sponsor may need to find and appoint a replacement custodian or execution agent quickly, which could pose a challenge to the safekeeping of the Trust’s digital assets and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Digital Asset Custodian and Prime Execution Agent to operate. The Digital Asset Custodian performs essential functions in terms of safekeeping the Trust’s digital assets in the Vault Balance and the Prime Execution Agent facilitates the buying and selling or settlement of digital assets by the Trust in connection with cash creations and redemptions between the Trust and Authorized Participants, the selling of digital assets to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust’s digital assets. The Sponsor could decide to replace the Digital Asset Custodian as the custodian of the Trust’s digital assets or the Prime Execution Agent to facilitate buying and selling or settlement of digital assets or the Digital Asset Custodian or Prime Execution Agent could experience issues, exit the business or terminate its relationship with the Trust. If either entity fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. Transferring maintenance of any such responsibilities to another party will likely be complex and could subject the Trust’s digital assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find another party willing to serve as the custodian or prime execution agent under the same terms as the current applicable agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s digital assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified servicing agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s digital assets or as the Trust’s prime execution agent under the same terms as the current Digital Asset Custody Agreement or Prime Execution Agent Agreement. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, it may be necessary to terminate the Trust and liquidate the Trust’s digital assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Digital Asset Custody Agreement or modified Prime Execution Agent Agreement with the Prime Execution Agent that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

The Trust Administrator calculates the NAV using the value of the digital asset holdings and digital asset holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Trust Administrator calculates the Trust’s NAV using the value of the Trust’s digital asset holdings and digital asset holdings per Share on a daily basis as soon as practicable after 4:00 p.m. ET on each business day. The NAV is generally calculated utilizing the Index, calculated at 4:00 p.m. ET on such day. To the extent that the digital asset holdings or digital asset holdings per Share are incorrectly calculated, the Trust Administrator may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Trust Administrator Transfer Agent, the Digital Asset Custodian or the Cash Custodian under the Trust documents.

Under the Trust documents, each of the Sponsor, the Trustee, the Trust Administrator, the Transfer Agent, the Digital Asset Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without bad faith and/or willful misconduct on its part. Therefore, such obligation(s) may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the digital asset holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding digital assets. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of digital assets. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its digital assets. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its digital assets. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Tax Risks

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of digital assets (including deemed sales of digital assets as a result of the Trust using digital assets to pay its expenses) that is otherwise not associated with a distribution to Shareholders. In the event that purchases and sales of digital assets occur, Shareholders may be subject to tax due to the partnership status of the Trust even though there is not a corresponding distribution from the Trust.

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The tax treatment of digital assets and transactions involving digital assets for United States federal income tax purposes may change.

Current IRS guidance indicates that digital assets should be treated as property for U.S. federal income tax purposes and that transactions involving the exchange of digital assets in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in digital assets held for investment to qualify for beneficial capital gains treatment. However, because digital assets are a new technological innovation, the U.S. federal income tax treatment of an investment in digital assets or in transactions relating to investments in digital assets, including without limitation the tax treatment of a fork, may evolve and change from those described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of digital assets may have a negative effect on prices of digital assets and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving digital assets such as bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in digital assets or in transactions relating to investments in digital assets is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of digital assets and transactions involving digital assets for state and local tax purposes is not settled.

Because digital assets are a new technological innovation, the tax treatment of digital assets for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of digital assets for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of digital assets may have negative consequences, including the imposition of a greater tax burden on investors in digital assets or the imposition of a greater cost on the acquisition and disposition of digital assets generally. Any such treatment may have a negative effect on prices of digital assets and may adversely affect the value of the Shares.

The Trust could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of its Shares.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Code and/or the Treasury Regulations, and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

The Trust is a partnership, which is generally not subject to U.S. federal income taxes. Rather, the partnership’s taxable income flows through to the owners, who are responsible for paying the applicable income taxes on the income allocated to them. The Trust is subject to partnership audit rules in Subchapter C of Chapter 63 of the Code (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Trust would be conducted at the Trust level, and if the IRS determines an adjustment, the default rule is that the Trust would pay an “imputed underpayment” including interest and penalties, if applicable. The Trust may instead elect to make a “push-out” election, in which case the shareholders for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.

Under current U.S. federal income tax laws, the Trust will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, inter alia, (i) at least 90 percent of the Trust’s annual gross income will be derived from qualifying income which includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities (the “Qualifying Income Exception”), (ii) the Trust is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust does not elect to be taxed as a corporation for federal income tax purposes. The term “commodities” is undefined in the Code and there are no Treasury Regulations explaining its meaning for purposes of the Qualifying Income Exception. In Revenue Ruling 73-158, 1973-1 CB 337, the IRS addressed whether raw sugar is a commodity and provided that “‘commodities’ is used in Section 864(b)(2)(B) of the Code in its ordinary financial sense and includes all products that are traded in and listed on commodity exchanges located in the United States. . . [and] includes the actual commodity and commodity futures contracts.” Currently, there are commodities futures traded on exchanges located in the United States and registered with the CFTC with respect to twelve of the digital assets (95.21% by weight) included in the Index and accordingly such digital assets are expected to be treated as “commodities” for purposes of the Qualifying Income Exception. The Trust also intends to take the position that the remaining eight digital assets included in the Index for which there are not currently commodity futures contracts traded on an exchange located in the United States are also “commodities” for purposes of the Qualifying Income Exception. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below.

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Although the Sponsor anticipates that the Trust should satisfy the “qualifying income” requirement for all of its taxable years, such result cannot be assured. The Trust has not requested and will not request any ruling from the IRS with respect to its classification that the Trust is treated as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Trust would be subject to tax on its net income for the year at the 21% corporate tax rate. In addition, although the Trust does not currently intend to make distributions with respect to Shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of the Shares.

Shareholders will not be eligible for the deduction for qualified publicly traded partnership income.

For taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable in determining taxable income for the year, but does not include certain investment income. It is currently not expected that the Trust’s income will be eligible for such deduction because as discussed below, although the matter is not free from doubt, the Trust believes that the activities directly conducted by the Trust will not result in the Trust being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of the Trust’s items of income, gain, deduction and loss.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[•].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or other market participants, which could adversely affect the market price of the Shares.

The Trust has a limited number of financial institutions that may act as Authorized Participants. In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw, “step away” from participation, or have a business disruption or otherwise become unable or unwilling to participate, in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the digital asset market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Digital assets are extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset platforms. In a highly volatile market, or if one or more digital asset platforms faces an issue, it could be extremely challenging for any Authorized Participant to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset platforms are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for digital assets occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

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Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions and operational risks associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management or affiliates of the Sponsor in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. Furthermore, management of the Sponsor is currently engaged in the management of, or are otherwise involved with the operations of, other investment vehicles which could divert their attention and resources.

The Sponsor is leanly staffed and relies heavily on key personnel.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders if it is not profitable.

If the Trust does not attract or retain sufficient assets to remain viable, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other ETFs focused on digital assets.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Trust could fail to acquire substantial assets, initially or at all, or fail to retain acquired assets due to competition and/or market conditions. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Trust’s competitors may commercialize a competing ETF more rapidly or effectively than the Trust, which could adversely affect the Trust’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising [approximately $450 million in assets] which would be sufficient to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to track the Index.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on digital assets or other cryptocurrencies.

The Trust will compete with direct investments in digital assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust. In addition, a failure of any competitive digital asset ETF or similar trust or other instrument could have negative consequences with respect to the price of digital assets generally or interest in digital asset ETFs.

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Coinbase serves as the Digital Asset Custodian and prime execution agent for several competing exchange-traded digital asset products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and Digital Asset Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally capable providers of digital asset brokerage and custody services, Coinbase serves as the Digital Asset Custodian and prime execution agent for several competing exchange-traded digital asset products and, as such, plays a critical role in supporting the U.S. digital asset exchange-traded product ecosystem. If Coinbase were to favor the interests of certain exchange-traded products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares, particularly given the limited number of qualified alternative providers.

Authorized Participants serve in a similar capacity on behalf of several, competing exchange-traded digital asset products, which could adversely affect the value or availability of the Shares.

Baskets may be created or redeemed only by Authorized Participants, but the Authorized Participants are not required or obligated to engage in the creation or redemption of Baskets. The Trust has a limited number of entities that may act as Authorized Participants, and the Authorized Participants act in a similar capacity for competing exchange-traded digital asset products. To the extent one or more Authorized Participants chooses to transact with or favor the interests of certain exchange-traded digital asset products over others, or such Authorized Participants exit the business or are unable to proceed with creation or redemption orders with respect to the Trust and no other Authorized Participant creates or redeems Baskets, the Shares may be more likely to trade at a premium or discount to NAV and potentially face trading halts or delisting.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust and a liquidation of its digital assets.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust or if it is not feasible for Shares to be delivered or the redemption distribution to be made. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful as determined by the Sponsor or its counsel. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s digital asset investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Digital asset investments that are valued using techniques other than those employed by the Index, including digital asset investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

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Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s digital assets. Because the Trust does not generate any income, every time that it delivers digital assets to the Sponsor for the Sponsor Fee or sells digital assets for expenses such as extraordinary expenses, the digital assets represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor Fee or decrease the Sponsor-paid expenses which could result in a greater decline in the digital assets that the Trust holds. Such changes could occur if the expenses of the Trust materially increase. For example, while the current Sponsor Fee is a unitary fee in which the Sponsor agrees to pay all the fee of the Trust’s service providers (except for extraordinary expenses), the Sponsor may unwind part of this unitary fee and have a service providers’ (e.g., custodian’s fee) charged directly to the Trust. In that case, the Sponsor would provide 30 days’ advance notice to Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Sponsor, Trust Administrator, Transfer Agent, the Digital Asset Custodian and the Cash Custodian), as well as Authorized Participants and market makers, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust and its service providers are subject to certain operational risks.

The Trust and its service providers, including the Sponsor, Trust Administrator, Transfer Agent, Digital Asset Custodian and Cash Custodian (as well as Authorized Participants and market makers) may experience disruptions that arise from human error, processing and communications errors, counterparty or third-party errors, or technology or systems failures, any of which may have an adverse impact on the Trust. Although the Trust and its service providers seek to mitigate these operational risks through their internal controls and operational risk management processes, these measures may not identify or may be inadequate to address all such risks.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

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Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate at least one other Shareholder with which it is not affiliated and together have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The exclusive forum and provision set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the State of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive forum for any claims, suits, actions or proceedings, provided that such provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. By purchasing Shares in the Trust, Shareholders consent to such exclusive forums and waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware are an inconvenient venue or is otherwise inappropriate. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce the exclusive forum provision for actions arising under the 1933 Act.

Investors cannot waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.

The Trust as well as the Sponsor and its service providers are vulnerable to the effects of public health crises, which may adversely affect the performance of the Trust’s investment in digital assets and your investment in the Trust.

Pandemics and other public health crises may cause a curtailment of business activities which may potentially impact the ability of the Sponsor and its service providers to operate. Such events also could adversely impact the Trust by causing operating delays and disruptions, market disruption and shutdowns (including as a result of government regulation and prevention measures). The COVID-19 pandemic, for example, had substantive effects on social, economic and financial systems, including significant uncertainty and volatility in the financial market.

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USE OF PROCEEDS

The Trust will issue Creation Units in exchange for cash. Proceeds received are used to purchase Digital Assets in accordance with the Trust’s investment objective. The Prime Broker or other executing broker/agent facilitates purchases and sales of Digital Assets on behalf of the Trust. Digital Assets deposits are held by the Digital Asset Custodian on behalf of the Trust until (1) sold to pay the Sponsor’s Fee and any other Trust expenses or liabilities not assumed by the Sponsor, (2) sold in connection with cash redemption transactions, or (3) sold in connection with rebalancing the Trust’s investments in accordance with a rebalancing or reconstitution of the Index. See the “Business of the Trust—Trust Expenses” and “Creations and Redemptions” sections herein.

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OVERVIEW OF THE DIGITAL ASSET INDUSTRY

Digital Asset Futures and Spot Digital Asset Markets

Digital Assets spot markets typically permit investors to open accounts with the market and then purchase and sell Digital Assets via websites or through mobile applications. Prices for trades on Digital Asset spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account on a digital asset market and trading digital assets is different from, and should not be confused with, the process of users sending Digital Assets from one wallet address to another wallet address on the respective digital asset’s blockchain. This latter process is an activity that occurs on the respective digital asset’s network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of Digital Assets in its internal books and records, rather than on the respective digital asset’s blockchain. The spot market ordinarily does not transfer Digital Assets to the investor on the respective digital asset’s blockchain unless the investor makes a request to the exchange to withdraw the Digital Assets in their exchange account to an off-exchange wallet.

Outside of the spot markets, digital assets can be traded in the over the counter (“OTC”) market. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for digital assets, investment managers, proprietary trading firms, high-net-worth individuals that trade digital assets on a proprietary basis, entities with sizeable digital asset holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of digital assets. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of digital assets could initiate the transaction by sending the digital assets to the buyer’s wallet address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset spot markets.

Futures contracts are financial contracts the value of which depends on, or is derived from, the underlying reference asset. Digital asset futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. In addition, because the CFTC has determined that certain digital assets are “commodities” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for such digital assets. The CFTC has pursued enforcement actions relating to fraud and manipulation involving digital assets and digital asset markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital assets that do not use collateral, leverage, or financing.

In addition, digital asset futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of digital asset derivatives has developed substantially. As of December 31, 2024, regulated ether futures represented approximately $1.4 billion per day on average in notional trading volume on Chicago Mercantile Exchange (“CME”) in the fourth quarter of 2024. Ether futures on the CME traded around $1 billion per day in the one-year ended December 31, 2024 and represented around $1.24 billion in open interest per day. Bitcoin futures on the CME traded around $5.3 billion per day in the one year ended December 31, 2024 and represented around $10.3 billion in open interest per day (source: Bloomberg). [Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.]

Futures contracts may be physically-settled or cash-settled. Digital asset futures are generally traded on commodity exchanges registered with the CFTC. “Cash-settled” means that when the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. In a cash-settled futures contract on digital assets, the amount of cash to be paid is equal to the difference between the value of the digital asset underlying the futures contract at the close of the last trading day of the contract and the futures contract price specified in the agreement. The CME has specified that the value of digital assets underlying digital asset futures traded on the CME will be determined by reference to a volume-weighted average of digital asset trading prices on multiple digital asset trading platforms. Futures contracts exhibit “futures basis,” which refers to the difference between the current market value of the underlying digital asset (the “spot” price) and the price of the cash-settled futures contracts.

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Market Participants

Miners

Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the digital asset and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, digital asset payouts.

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from digital asset enthusiasts to professional operations that design and build dedicated machines and data centers. For example, on the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer digital asset transactions through the direct sending of digital assets over the digital asset network, as well as users accessing digital assets through digital asset exchanges. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of digital assets as a means of payment is still developing.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of digital assets. Bitstamp, Coinbase, Kraken and LMAX are some of the larger digital asset trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Digital Asset Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store digital assets for users. If a digital asset network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the digital asset’s network.

Competition

More than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets.

As of [•], 2025, at least [•] other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of ether, which is currently the second largest digital asset by market capitalization because of the length of time ether has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using ether in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contract platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum.

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Regulation of Digital Assets and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset platform markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of platforms or other service-providers that hold digital assets for users. Many of these federal and state agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

Various foreign jurisdictions have, and may continue to, in the near future, propose, adopt or suggest the potential for laws, regulations or directives that affect digital asset networks, the digital asset markets, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope, including to require virtual asset service providers to register and comply with an AML and CFT framework, banning trading or shutting down digital asset platforms, ordering financial institutions to stop providing banking or funding to any activity related to cryptocurrencies, or banning entities from providing services to any individuals or business entities dealing with or settling digital assets, among others. There remains significant uncertainty regarding governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the United States and globally, or otherwise negatively affect the value of a digital asset.

The Trust and the Sponsor (or an affiliate of the Sponsor) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process. Each Authorized Participant is confirmed to be a U.S. registered broker-dealer prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers and the Digital Asset Custodian, as an entity licensed to conduct virtual currency business activity by the NYDFS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. In addition, with respect to all digital assets delivered in connection with creation requests, the party delivering digital assets must establish an account with the Prime Execution Agent who has represented that diligence will be conducted to confirm that delivery is not from a digital currency address which has been added to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing.

The effect of any future regulatory change on the Trust or digital assets is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. The following are specific risks that could have a substantial and adviser impact on the Trust and the value of the Shares:

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

Although currently cryptocurrencies and certain other digital assets are not regulated or are lightly regulated in many countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use such cryptocurrencies or digital assets or to exchange cryptocurrencies or digital assets for fiat currency. Such regulatory actions or restrictions could adversely affect the value of the Shares or result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

States may require licenses that apply to Blockchain technologies and digital assets, such as tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.

In the case of virtual currencies, state regulators such as the NYDFS have created new regulatory frameworks. NYDFS has implemented a regulatory framework for licensing participants in “virtual currency business activity” known as the “BitLicense,” which is intended to focus on consumer protection. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license. In addition, California’s “Digital Financial Assets Law” was signed into law in October 2023, and imposes significant obligations on companies involved in virtual currency activities within California and with California residents.

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Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, such as New Hampshire, North Carolina and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. It is likely that, as Blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.

The issuance of Shares may require such state licenses. The effect of any future regulatory action on the Trust, digital assets, or the Shares is impossible to predict, but such change could be substantial and could adversely affect the value of the Shares.

The Trust or Sponsor may be required to register as an MSB with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

The Trust’s or Sponsor’s activities may require the registration of the Trust or Sponsor as an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense framework) (or equivalent designation) under state law in any state in which the Trust or Sponsor operate, the Trust or Sponsor may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include, among other things, the implementation of anti-money laundering programs, cyber security, consumer protection, financial and reporting requirements and maintenance of certain records and other operational requirements. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Rather than incur these expenses or comply with licensing requirements, the Sponsor may decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

Furthermore, the process of obtaining the necessary licenses could take an extensive period of time. There is also a risk that necessary state or federal licenses will not be granted and therefore, the Sponsor may have to act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s digital assets at a time that is disadvantageous to Shareholders.

In addition, to the extent the Trust or Sponsor are found to have operated without appropriate state or federal licenses, the Trust or Sponsor may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Trust or Sponsor and affect the value of the Shares.

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BUSINESS OF THE TRUST

The Sponsor, using a “passive” or indexing investment approach, seeks to seeks to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. This means that the Sponsor does not speculatively sell digital assets at times when its price is high, or speculatively acquire digital assets at low prices in the expectation of future price increases.

Trust Objective

The Trust generally seeks to reflect the price of the Index. The Trust’s investment objective is to seek to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. The Trust will seek to achieve its investment objective by investing in the digital assets in approximately the same weights as they represent in the Index. The Shares are intended to offer a convenient means of making an investment similar to an investment in the digital assets relative to acquiring, holding and trading such digital assets directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove obstacles associated with the complexities and operational burdens involved in a direct investment in digital assets by providing an investment with a value that reflects the price of the digital assets owned by the Trust at such time, less the Trust’s expenses. The Trust is not a proxy for a direct investment in the digital assets. Rather, the Shares are intended to provide a cost-effective alternative means of obtaining investment exposure through the securities markets that is similar to an investment in the digital assets represented in the Index.

The Index is derived from the Index Rules, which are overseen by the Index Provider. In accordance with the Index Rules, the Index only includes digital assets that are determined by the Index Provider as being in conformance with prevailing capital markets regulations of major financial jurisdictions including the United States (including that the SEC has approved or permitted an exchange-traded product/fund registered under the Securities Act holding such digital asset to list and launch), among other requirements.

The Trust is a passive investment vehicle and is not a leveraged product. The Sponsor, using a “passive” or indexing investment approach, seeks to provide investment results that closely correspond, before Trust expenses and liabilities, to the performance of the Index. This means that the Sponsor does not sell digital assets at times when its price is high or acquire digital assets at low prices in the expectation of future price increases. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Except with respect to securing the repayment of Trade Credits, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.

Neither the Trust, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s digital assets become subject to a digital asset proof-of-stake validation or is used to earn additional digital assets or generate income or other earnings. Foregoing potential returns from staking activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares. The Trust will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining NAV.

Sampling and Index Replication Approach

The Fund, over time, will generally seek to hold each digital asset included in the Index in approximately the same weight as the Index. However, full replication may not always be practicable or cost-efficient, particularly where certain Index constituents do not meet the applicable generic listing standards for exchange-traded funds holding digital assets, have limited trading history, or experience liquidity constraints. In such circumstances, the Sponsor will use a sampling strategy to achieve the Fund’s investment objective. At inception and for the foreseeable future, the Fund will use a sampling approach, particularly in seeking to ensure that it only holds digital assets that qualify under the generic listing standards.

Under a sampling approach, the Fund invests in a representative portfolio of digital assets that, in the aggregate, is designed to perform substantially similarly to the Index. The Sponsor expects that approximately 95% of the Fund’s net assets will be invested in digital assets that are constituents of the Index and that satisfy the applicable generic listing criteria, which generally include, among other factors, a minimum of six months of trading in futures contracts or comparable market history. For any Index constituents that do not meet those criteria, the Fund will not hold such assets directly but will instead reallocate their corresponding Index weights among the eligible Index components in a manner intended to minimize tracking error relative to the Index.

The Sponsor monitors the Fund’s portfolio on an ongoing basis to help ensure that the combination of full-replication and sampling positions continues to produce investment results that closely correspond, before fees and expenses, to the performance of the Index.

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The Index

The Index is designed to measure the performance of a portion of the overall digital asset market. The Index measures the performance of the largest twenty digital assets by market capitalization, that meet certain exchange listing and liquidity requirements, excluding stablecoins, memecoins, and certain other classifications. The digital assets included in the Index are weighted based on their market capitalization, as determined by the Index Provider. As of September 30, 2025, the digital assets in the Index and their weightings were as follows:

Constituent	Weight
Bitcoin (BTC)	29.00%
Ethereum (ETH)	22.32%
XRP (XRP)	17.80%
Solana (SOL)	14.31%
Cardano (ADA)	3.67%
Chainlink (LINK)	1.85%
Avalanche (AVAX)	1.61%
Stellar (XLM)	1.45%
Sui (SUI)	1.43%
Bitcoin Cash (BCH)	1.41%
Hedera (HBAR)	1.16%
Litecoin (LTC)	1.03%
Uniswap (UNI)	0.60%
Aave (AAVE)	0.53%
NEAR Protocol (NEAR)	0.41%
Aptos (APT)	0.36%
Polkadot (DOT)	0.33%
Internet Computer (ICP)	0.29%
Polygon Ecosystem (POL)	0.26%
Filecoin (FIL)	0.19%

The Index methodology was created and is owned by CoinDesk Indices (“CDI”). The Index is administered, calculated and maintained by CDI’s affiliate, CC Data Limited (“CCData” together, with CDI, the “Index Provider”), an FCA regulated benchmark administrator.

To be eligible for inclusion in the Index, the digital asset (1) must be among the largest 250 digital assets by market capitalization, excluding stablecoins, and able to support an applicable Reference Rate; (2) must not be a wrapped, pegged, or staked asset or a gas token, a memecoin or privacy token, an asset that meets the definition of security; and (3) must be listed as a USD and/or USDC pair on a minimum of three exchanges that contribute to the applicable Reference Rate and meet the following requirements: (i) at least one listing has existed for the previous 90 days, (ii) at least one listing is available to U.S. customers, and (iii) there has been trade volume in each contributing pair in each of the previous 30 days on three or more contributing exchanges. The resultant digital assets are deemed to be the investible universe (the “Index Universe”) of digital assets that are eligible for inclusion in the Index.

The constituent selection process targets the 20 largest digital assets by market capitalization that are in the Index Universe and meet certain trading and liquidity requirements. The selection process relaxes certain requirements for current constituents to reduce excess turnover. Constituents are selected from the Index Universe using the following steps:

1)	all digital assets in the Index Universe are ranked by 90-day median daily value traded in descending order up to and including the Reconstitution Reference Date;

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2)	select the 40 highest ranked non-constituents from the results of Step 1;

3)	remove all digital assets from Step 2 that are not supported by Coinbase Custody Trust Company;

4)	rank the results of Step 3 by market capitalization in descending order;

5)	select the top 15 ranked digital assets as constituents from Step 4;

6)	from the remaining digital assets not selected in Step 5, select current constituents ranked by market capitalization within the top 25 until 20 constituents are selected;

7)	if Step 6 results in fewer than 20 constituents, select the highest ranked non-constituents from the remaining digital assets not selected in the previous step until 20 constituents are selected.

Constituents are weighted by market capitalization subject to the following capping requirements imposed at each reconstitution. The uncapped market capitalization weight of each constituent is determined using pricing set by the applicable Settlement Reference Rate. If the weight of the largest uncapped constituent exceeds 30%, reduce its weight to 30% and redistribute the excess weight to all uncapped constituents in proportion to their market capitalization. If any remaining constituent’s weight exceeds 20%, reduce its weight to 20% and redistribute the excess weight to all uncapped constituents in proportion to their market capitalization. No constituents’ weight may exceed 20%. In order to determine the constituents’ weights, the circulating supply values used to calculate the constituents’ market capitalization are locked in, therefore, the constituents’ weights as of the Rebalance Date will drift with constituent price movements between the Weighting Reference Date and Rebalance Date.

The Index is calculated in real time using the applicable Reference Rates for underlying constituents.

Constituent prices are calculated using CCData Blended Prices (“Reference Rates”),which require, for an exchange to be eligible, adherence to the Index Rules exchange requirements, have a minimum rating of BB in CCData’s Exchange Benchmark Report, and is not classified as an excluded exchange in the Index Rules. The Reference Rates include USD and USDC pairs. USDC pairs are converted to USD using the applicable USDC/USD Reference Rate. CCData Blended Prices VWAP (“Settlement Reference Rates”), are used on the Weighting Reference Date to calculate constituents weights, to calculate Index Settlement Values and on the Rebalance Date to calculate the Index Divisor. The Settlement Reference Rates for the Index use the same configuration as the Reference Rates.

The Index is rebalanced and reconstituted quarterly on the last business day of January, April, July and October. The Trust will be reconstituted and rebalanced in accordance with the Index, though there may be small delays between when the Index is rebalanced and/or reconstituted and when the Trust is able to rebalance or reconstitute its holdings. The Trust bears transaction costs, including any digital asset network fees or other similar transaction fees, in connection with any purchases or sales of digital assets to adjust the Trust’s investments to correspond with a rebalancing and/or reconstitution of the Index. In addition to the quarterly process, the constituents are monitored for potential anomalies and trading disruptions. There will be no additions to the index between reconstitutions. If a constituent is removed from the Index outside of the scheduled reconstitution process, it will not be replaced, and therefore, the constituent count may drop below the targe number. The weight of the constituent will be removed and redistributed proportionally to all remaining constituents as of the effective date of removal. No recapping will be performed. The impacted constituent will be considered for inclusion at future reconstitutions if it meets the criteria described above.

Rebalancing and reconstitution costs may slightly reduce the Trust’s performance and its ability to track the Index (also known as tracking error), as such expenses will be borne by the Trust. However, these costs are expected to be limited to the standard fees for digital asset transactions and are not anticipated to impact the Trust’s ability to track the Index materially. The Sponsor aims to minimize the Trust’s tracking error relative to the Index by seeking to limit such transaction costs. The Trust seeks to conduct the purchases and sales of digital assets, including in connection with cash creation or redemption transactions, in a manner that tracks their weighting in the Index, such that the Trust’s portfolio will generally only need to be rebalanced or reconstituted in accordance with the rebalancing and/or reconstitution of the Index (i.e., the quarterly rebalancing process involves adjusting the quantities of digital assets held by the Trust to reflect any changes in the relative weights of digital assets in the Index). There is no guarantee that the Trust will achieve a high degree of correlation to the Index and therefore achieve its investment objective. Market disruptions and regulatory restrictions could have an adverse effect on the Trust’s ability to adjust its investments to correspond to the Index. In addition, the Trust’s NAV may deviate from the Index if the Trust fair values a digital asset at a price other than the price used by the Index for that digital asset. Tracking error may occur because of pricing differences, transaction costs, tax gains or losses, changes to the Index or the need to meet various new or existing regulatory requirements.

In executing trades corresponding with a rebalancing or reconstitution of the Index, the Sponsor will seek, in its sole discretion, to enter into a transaction with a Digital Asset Trading Counterparty or the Prime Broker to buy or sell digital assets to rebalance or reconstitute the Trust’s portfolio through a bidding process involving contact with multiple potential trading counterparties. When placing a rebalancing or reconstitution transaction, the Sponsor seeks to obtain “best execution”—the best combination of high-quality transaction execution services, taking into account the services and products to be provided by the Prime Broker or Digital Asset Trading Counterparty, and low relative commission rates with the view of maximizing value for the Trust and the Sponsor’s other clients. Each purchase or sale of digital assets for purposes of rebalancing or reconstituting the Trust’s portfolio to track the Index will be a taxable event for Shareholders.

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During periods of significant market movement or volatility, the value of the Trust’s portfolio may diverge from the Index due to a lag or disruption in rebalancing or reconstituting the Trust’s portfolio. This divergence could result in the Trust’s performance not fully reflecting the changes in the Index, particularly if the prices of digital assets experience significant, rapid changes. Investors should be aware that short-term differences between the Trust’s portfolio and the Index may occur, potentially adversely impacting the value of the Shares.

Neither the Trust, nor the Sponsor, nor the Digital Asset Custodian, nor any other person associated with the Trust have control over the Index Rules or administration of the Index; changes to the Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor to implement the Trust’s investment objective.

An investment in the Shares is anticipated to be:

Easily Accessible.

As the Shares are listed on the Exchange, investors can invest in a portfolio comprised of digital assets through a traditional brokerage account. The Trust provides investors with the opportunity to access the market for digital assets through a traditional brokerage account without the potential barriers to entry or certain of the risks involved with holding or transferring digital assets directly, acquiring it from a digital asset platform, or mining it. Investors may be able to more effectively implement strategic and tactical asset allocation strategies by investing in the Shares as compared to other means of investing in digital assets.

Exchange-traded and Transparent.

The Shares will trade on the Exchange, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor undertakes to cause the Trust’s holdings in digital assets to be posted at www.wisdomtree.com/investments daily, providing investors with a clear and timely picture of the Trust’s holdings in digital assets.

Competitively Priced.

The Sponsor’s fee and certain other expenses paid by the Trust represent costs to an investor in the Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in digital assets by other means.

Competition

The Trust and the Sponsor face competitive pressures with respect to the creation of similar exchange-traded digital asset products. There can be no assurance that the Trust will achieve market acceptance and scale.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of the digital assets before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major digital asset markets and the Exchange. While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for digital assets may be reduced, negatively affecting the trading volume; alternatively, developments in digital asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of digital asset trading platforms due to fraud, failures, security breaches or otherwise that occur outside of the Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, the Sponsor believes that the Creation Unit size of [•] shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

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The Trust is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Trustee, Marketing Agent and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

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CALCULATION OF NAV

The net asset value of the Trust will be equal to the total assets of the Trust, less total liabilities of the Trust, each determined by the Sponsor pursuant to policies or desktop procedures established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Reference Rates prices to value the Digital Asset constituents in determining the net asset value of the Trust may not be deemed consistent with GAAP.

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets including, but not limited to, all digital assets, cash or other assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The methodology of the Index used to value digital assets for purposes of calculating NAV Per Share may not be deemed consistent with generally accepted accounting principles in the U.S. (“GAAP”). To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements, as further discussed below.

The Trust Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET).

The Sponsor anticipates that the Index will be reflective of a reasonable valuation of the average spot price of digital assets. However, in the event the Index was not available or determined by the Sponsor to not be reliable, the Sponsor would “fair value” the Trust’s digital asset holdings. The Sponsor does not anticipate that the need to “fair value” digital assets will be a common occurrence. The Sponsor reserves the right to replace the Index with another valuation methodology which it believes will accurately track the price of the digital assets. If the Sponsor makes the decision to materially change the valuation methodology or replace either the Index or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website, prospectus supplement, post-effective amendment, through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Sponsor will publish the NAV, NAV per Share and the Trust’s digital asset holdings at www.wisdomtree.com/investments after their determination and availability. Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at [•].

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820-10”) and utilize a platform-traded price from the Trust’s principal market for the digital assets on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust will obtain a price from a principal market for the digital assets, which may be through third party vendor or directly from such principal market.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for digital assets in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that digital assets are sold in their principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Digital Asset Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Digital Asset Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s digital assets, the principal market in each scenario is determined by looking at the market-based level of volume and digital asset trading activity. Digital Asset Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

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The Sponsor has developed a process for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable digital asset trading venues (Platform Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include, but are not limited to, Binance, Bitfinex, Bitflyer, Bitstamp, Bullish, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX Digital, OKEx and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for each digital asset. The Sponsor then identifies that market as the principal market for each digital asset during that period, and uses the price for each digital asset from that venue at 4:00 p.m. ET as the principal market price.

To the extent there are any determinations that the Sponsor and the Trust Administrator make, such determinations will be made in good faith, and neither the Sponsor nor the Trust Administrator will be liable for any errors contained therein. Neither the Sponsor nor the Trust Administrator will be liable to DTC, Authorized Participants, the Shareholders or any other person for errors in judgment.

Intraday Indicative Value (IIV)

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value (“IIV”) using the [•]. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the [•] methodology are publicly available at the website of the provider [•]. The [•] is calculated once per second, in real time by utilizing the Order Books of Digital Assets - U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by [•], as the [•] calculation agent. The Order Books are aggregated into one consolidated order book by the [•] calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The [•] is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

Valuation of Digital Assets; the Reference Rates

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Administrator evaluates the digital assets held by the Trust as reflected by the Reference Rates and determines the net asset value of the Trust. For purposes of making these calculations, a Business Day means any day other than a day when the Exchange is closed for regular trading. The Reference Rates are digital asset reference rates that combine fiat and converted stablecoin pair traded prices. The methodology is calculated as a 24-hour volume-weighted average price using a customized selection of exchanges and an outlier detection methodology, converting the final prices into USD.

CC DATA LIMITED INDEX DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN OF THE TRUST OR THE SPONSOR’S PRODUCTS. NEITHER CC DATA LIMITED NOR ITS LICENSORS OR AGENTS HAS ANY OTHER CONNECTION TO THE TRUST OR THE SPONSOR’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST OR THE SPONSOR’S PRODUCTS OR SERVICES. CC DATA LIMITED ITS LICENSORS AND ITS AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST OR THE SPONSOR’S PRODUCTS AND SERVICES. CC DATA LIMITED ITS LICENSORS AND ITS AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

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ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on [•], pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

The Trust is not registered as an investment company under the 1940 Act and the Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CTFC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of digital assets represented by the NAV of the Baskets being created or redeemed. The total amount of digital assets required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [•]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the NAV on that day) and paid on a monthly basis. The Sponsor Fee will accrue and be payable in U.S. dollars. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the fees of the Trust Administrator, the Custodians’ Fees, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, digital asset network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of a digital asset’s blockchain), any indemnification of the Cash Custodian, Digital Asset Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell digital assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor shall accrue daily and be payable by the Trust to the Sponsor at monthly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of digital assets held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell digital assets to pay the Sponsors Fee. The result of these sales is a decrease in the amount of digital assets represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert digital assets into U.S. dollars at the price available through an affiliate of the Digital Asset Custodian. The number of digital assets represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling digital assets. The Trust is responsible for paying any costs associated with the transfer of digital assets to the Sponsor or the sale of digital assets. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale of transfer of digital assets incurred in connection with the fulfillment of a creation and redemption order.

The quantity of digital assets to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of digital assets held by the Trust.

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Termination of the Trust

The Trust may be dissolved at any time for any reason, or for no reason at all, by the Sponsor in its sole discretion. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after termination of the Trust, the Sponsor or liquidating trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Sponsor or liquidating trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor or liquidating trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor or liquidating trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor or liquidating trustee pursuant to the Sponsor’s or liquidating trustee’s instruction or otherwise made in good faith. The proceeds of the liquidation of the Trust’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying digital asset holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor or liquidating trustee, the Sponsor or liquidating trustee will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement, as applicable, without Shareholder consent. The Sponsor shall determine the contents and manner of notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement materially adversely effects the interests of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to Shareholders. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Voting Rights

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

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Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Declaration of Trust, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Declaration of Trust includes conditions that require (1) a Shareholder or Shareholders to make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed (a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue) and (2) Shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, must join in a request for the Sponsor to commence such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to these requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Declaration of Trust do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal.

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THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodians.

The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust out of the Sponsor’s fee as more fully described herein.

The Sponsor appoints and may remove the Trust’s other service providers, as well as any additional, replacement, or successor service providers. The Sponsor does not take responsibility for the Trust’s other service providers.

The Sponsor is a wholly-owned subsidiary of WisdomTree, Inc. (formerly WisdomTree Investments, Inc.), a global financial innovator that, through its other subsidiaries worldwide (collectively, “WisdomTree”), makes available ETFs, including those that hold bitcoin and other digital assets, as well as bitcoin futures. WisdomTree launched a European ETP holding bitcoin in 2019, followed by the launch of European ETPs holding other digital assets in 2021 and 2022, and WisdomTree was among the first U.S. ETF providers with an ETF investing in bitcoin futures in 2021. WisdomTree invested in Securrency, Inc., a blockchain infrastructure provider, in 2020 and has worked closely with Securrency on blockchain and digital asset market related matters since such time, including in relation to the sale of Securrency, Inc. to DTCC in 2023. WisdomTree has also developed and launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as a blockchain-native digital wallet launched in 2023 with gold, bitcoin and ether available for purchase, sale and holding. The Sponsor will leverage WisdomTree’s heritage of innovation and extensive experience, including as described above, regarding the digital asset markets.

The principal office of the Sponsor is located at 250 West 34th Street, 3rd Floor, New York, NY 10119.

Executive Officers of the Sponsor

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons serve in the below capacities on behalf of the Sponsor:

Name and Year of Birth	Position(s) Held with the Sponsor	Length of Time Served	Principal Occupation(s) During the Past Five Years
Jeremy Schwartz (1981)	Chief Executive Officer	March 2021-Present	Global Chief Investment Officer for WisdomTree since 2021, Global Head of Research from 2018 to 2021 and Director of Research from 2008 to 2018.
David Castano (1971)	Chief Financial Officer and Treasurer	March 2021-Present	Head of Fund Accounting & Administration, WisdomTree Asset Management, Inc. since 2020; Director of Fund Accounting & Administration, WisdomTree Asset Management, 2011 to 2020.
Ryan Louvar (1972)	Chief Legal Officer and Secretary	March 2021-Present	Chief Legal Officer and Head of Business and Legal Affairs, WisdomTree Digital+, since 2021; General Counsel, WisdomTree Asset Management, Inc., 2013 to 2021.

+ WisdomTree Digital refers to the separate division within WisdomTree and its affiliates commencing in 2021 and includes the separate advisory subsidiary, WisdomTree Digital Management, Inc. commencing in 2022, money services subsidiary, WisdomTree Digital Movement, Inc., commencing in 2023, and limited purpose trust company subsidiary, WisdomTree Digital Trust Company, LLC., commencing in 2024.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

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General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 180 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Upon the resignation or removal of the Trustee, the Sponsor will appoint a successor Trustee by delivering a written instrument to the outgoing Trustee, and the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Trust Administrator

Under the Fund Administration and Accounting Agreement, the Trust Administrator provides certain services necessary for the operation and administration of the Trust, including net asset value calculations, accounting and other administrative services.

The Digital Asset Custodian

The Digital Asset Custodian is responsible for safekeeping all of the digital assets owned by the Trust, except for digital assets held in the Trading Account with respect to the trading activity facilitated by the Prime Execution Agent from time to time.

The Cash Custodian

The Cash Custodian is responsible for safekeeping all of the non-digital assets owned by the Trust, except for cash held in the Trading Account with respect to the trading activity facilitated by the Prime Execution Agent from time to time.

The Transfer Agent

The Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Marketing Agent

The Marketing Agent is responsible for (reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules and regulations.

Information regarding the Trust will be available at www.wisdomtree.com/investments. This internet address is only provided herein as a convenience, and the information contained on or connected to such website is not considered part of this Prospectus.

The Index Provider

The Index and the Reference Rates are owned, administered and calculated by the Index Provider. The Index Provider is experienced in calculating and administering digital asset indices. The Index Provider publishes the Index constituents, weightings, the intraday value of the Index and the daily settlement value of the Index, which is effectively the Index’s closing value. The Index Provider administers, calculates and publishes the Reference Rates, which serve as a once-a-day benchmark rate of the U.S. dollar price of the Digital Assets on a market capitalization weighted basis, calculated as of 4:00 p.m. ET. The agreement between an affiliate of the Sponsor and the Index Provider (the “Index Provider Agreement”) related to the Index and the Reference Rates is subject to a three-year initial term period and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the Index Provider Agreement. Pursuant to an index sub-licensing agreement between an affiliate of the Sponsor and the Trust, the Index Provider provides the use of the Index and related intellectual property to the Trust.

The agreement between an affiliate of the Sponsor and the Secondary Index Provider (the “Secondary Index Provider Agreement”) is subject to an initial one year period and will automatically be renewed for successive one-year periods pursuant to the terms of the Secondary Index Provider Agreement unless terminated pursuant to the terms of the Secondary Index Provider Agreement.

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CUSTODY OF THE TRUST’S ASSETS AND CERTAIN OTHER OPERATIONAL MATTERS

Digital Asset Custodian

The Trust has entered into an agreement with the Digital Asset Custodian, (the “Digital Asset Custody Agreement”), pursuant to which the Digital Asset Custodian will custody all of the Trust’s digital assets in a segregated account from time to time (the “Vault Balance”), other than the Trust’s digital assets that is maintained in the Trading Balance with the Prime Execution Agent as described below. The Digital Asset Custodian will keep the digital assets within the Vault Balance and the associated private keys in a “cold storage” environment where the private keys are generated and secured. The Trust’s digital assets held with the Prime Execution Agent in the Trading Balance will generally be held in a “hot storage” environment. The Trust’s digital assets will remain in the Vault Balance, and thereby in cold storage, except when maintained in the Trading Balance in connection with (i) receipt and delivery of digital assets from and to third parties, such as the Prime Execution Agent (ii) selling digital assets to pay the Trust’s expenses and liabilities that are not included in the Sponsor Fee, if any and (iii) paying the Sponsor Fee.

Custody of digital assets typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of digital assets from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s digital assets is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. The Digital Asset Custodian will keep all of the Trust’s digital assets in the Vault Balance (i.e., cold storage) on an ongoing basis unless otherwise transferred to and maintained in the Trading Balance, which takes place at the direction of the Sponsor in connection with creations and redemptions of Baskets, and to sell digital assets to pay Trust expenses or the Sponsor Fee, as necessary. The Trust’s digital assets held in the Vault Balance by the Digital Asset Custodian are held in segregated wallets and therefore are not commingled with the Digital Asset Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the U.S. and Europe. Exact locations are never disclosed for security reasons. A limited number of employees at the Digital Asset Custodian are involved in private key management operations, and the Digital Asset Custodian has represented that no single individual has access to full private keys. The Digital Asset Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s digital assets through information provided from the Custodian.

The Digital Asset Custodian’s internal audit team performs periodic internal audits over custody operations, and the Digital Asset Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Digital Asset Custodian by an external provider.

Digital assets custodied by the Digital Asset Custodian is not commingled with assets of Digital Asset Custodian or its affiliates or with assets of other customers of Digital Asset Custodian. Except with respect to securing the repayment of Trade Credits, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Digital Asset Custodian has also agreed in the Digital Asset Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s digital assets, and that the Trust’s digital assets are not treated as general assets of the Digital Asset Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Digital Asset Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the digital assets held by the Digital Asset Custodian for the Trust and that the Trust’s digital assets are held in a separate, segregated account under the Trust’s name. Under the Digital Asset Custody Agreement, the Digital Asset Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The Digital Asset Custody Agreement does not require that private key information with respect to the Trust’s digital assets be kept in a particular physical location.

The Digital Asset Custodian may receive deposits of digital assets but may not send digital assets without use of the corresponding private keys. In order to send digital assets when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Digital Asset Custodian can upload the fully signed transaction to an online network and transfer the digital assets. Because the Digital Asset Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Digital Asset Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Digital Asset Custodian is shared among all of the Digital Asset Custodian’s customers, is not specific to the Trust or to customers holding digital assets with the Digital Asset Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

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The Digital Asset Custodian maintains an annually renewed insurance policy in the amount of $320 million with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Digital Asset Custodian. This insurance program, which has continuously run since 2013, provides the Digital Asset Custodian and its clients with some of the broadest and deepest insurance coverage in the crypto industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer.

The Digital Asset Custodian has advised the Sponsor that, through its insurance program, it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s digital assets, resulting from theft. However, Shareholders cannot be assured that the Digital Asset Custodian will maintain adequate insurance such that coverage will cover losses with respect to the Trust’s digital assets, or that sufficient insurance proceeds necessarily will be available to cover the Trust’s losses in full.

The Digital Asset Custodian’s insurance covers losses resulting from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer, but does not cover losses resulting from the Digital Asset Custodian’s insolvency or certain other events. The Digital Asset Custodian’s insurance will not cover losses associated with the value of digital assets and should not be viewed as insuring against losses caused by the Trust’s operations, performance, management or any of its other activities. For events that are covered by the Digital Asset Custodian’s insurance program, the Trust may be forced to share such insurance proceeds with other clients or customers of the Digital Asset Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the digital asset insurance market is limited, and the level of insurance maintained by the Digital Asset Custodian may be substantially lower than the assets of the Trust. While the Digital Asset Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional sources of recovery in the event of losses, the Trust cannot be assured that the Digital Asset Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

The Digital Asset Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. There are no contractual limitations on the amount of digital assets that may be deposited in each cold storage address.

The Digital Asset Custodian may terminate the Digital Asset Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Digital Asset Custody Agreement), including, among others, if the Trust: materially breaches the Digital Asset Custody Agreement and such breach remains uncured, or undergoes a bankruptcy event.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Cash Custodian

The Trust has entered into the Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash and cash equivalents. Under the Cash Custody Agreement, the Cash Custodian will open and maintain one or more cash deposit accounts to keep all cash and open other accounts for other non-digital assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-digital assets for safekeeping. Amounts received in connection with the sale of digital assets shall be deposited into the cash account. The Cash Custodian shall exercise the reasonable skill, care and diligence expected of a professional provider of custody services to institutional investors and shall generally be liable to the Trust for losses caused by the negligence, willful default or fraud of the Cash Custodian.

Additional Custodial Matters

The Trust may engage third-party custodians or vendors besides the Digital Asset Custodian and the Cash Custodian to provide custody and security services for all or a portion of its digital assets and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor may, in its sole discretion, add or terminate custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

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Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Custodian may receive deposits of digital assets but may not send digital assets without use of the corresponding private keys. In order to send digital assets when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Digital Asset Custodian can transfer the digital assets. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. The Digital Asset Custodian has represented that a limited number of employees at the Digital Asset Custodian are involved in private key management operations, and the Digital Asset Custodian has further represented that no single individual has access to full private keys.

The Digital Asset Custodian has represented that it maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. Such insurance is not specific to the Trust or to customers holding digital assets with the Digital Asset Custodian, and may not be available for sufficient to protect the Trust from all possible losses or sources of losses.

Prime Execution Agent

The Prime Execution Agent, Coinbase Inc., an affiliate of the Digital Asset Custodian, provides prime execution agent services, including digital asset trade execution, from time to time as requested by the Sponsor, although the Sponsor may also trade directly with other third parties and/or market makers. The Trust may engage in purchases of digital assets (creation of Baskets) or sales of digital assets (redemptions of Baskets, Trust expenses, or the Sponsor Fee, as necessary) by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Trust through the Prime Execution Agent’s execution platform, where the order will be executed. Each order placed by the Trust will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, the Prime Execution Agent (as well as the Trust and the Sponsor) shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any trading venue, and that other trading venues not used for the specific execution and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the trading venue used to execute the Trust’s orders.

Pursuant to the agreement with the Prime Execution Agent (the “Prime Execution Agent Agreement”), the Trust’s digital asset holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Digital Asset Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of digital assets to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s digital assets. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents. The Prime Execution Agent is experienced in providing such services with a focus, though itself and its affiliates, on building the technology to power the crypto economy since 2012. The Prime Execution Agent currently provides services to thousands of customers, including institutions. Any costs related to on-chain transactions through the Prime Execution Agent, including in connection with payment of the Sponsor’s Fee, are borne by the Prime Execution Agent (and not the Trust or its Shareholders).

The Prime Execution Agent is compensated through the payment of a fixed rate in basis points on any purchase or sale of digital assets on behalf of the Trust. Where the Prime Execution Agent purchases or sells digital assets with respect to a creation or redemption basket, the fixed basis point fee will be communicated to the applicable Authorized Participant in advance of the order and will be included in the transaction fee charged to the applicable Authorized Participant. The Trust will pay such fee when the Prime Execution Agent sells digital assets to pay Trust expenses.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular digital asset (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the digital asset (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s digital assets (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of digital assets that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, digital assets are only moved into the Trading Balance in connection with and to the extent of purchases and sales of digital assets by the Trust and such digital assets are swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Trust’s digital assets are held in the Trust’s Trading Balance.

The Prime Execution Agent holds the digital assets associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell digital assets on behalf of its clients. The Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of digital assets that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

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The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the digital assets in the Trust’s Trading Balance in cold storage or to hold any such digital assets in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the digital assets credited to the Trust’s Trading Balance. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of digital assets.

The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

The Prime Execution Agent does not guarantee uninterrupted access or the services it provides to the Trust. The Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders. Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited. Both the Trust and the Prime Execution Agent and its affiliates (including the Digital Asset Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding digital assets with the Digital Asset Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Trade Credit Lender

To avoid having to pre-fund purchases or sales of digital assets in connection with cash creations and redemptions and sales of digital assets to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow digital assets or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell digital assets through the Prime Execution Agent in an amount that exceeds the cash or digital assets credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the digital asset price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the digital assets or for the digital assets held in the Vault Balance to be transferred to a Trading Balance prior to selling the digital assets. The amount of Trade Credit available to the Trust is at the discretion of the Trade Credit Lender and such amount is expected to be dynamic. The Trade Credit Lender reserves the right to change the amount available to the Trust from time to time in its sole discretion. The Trust is required by the terms of the Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such digital assets or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow digital assets to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of digital assets or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest. Interest is payable on Trade Credits that exceeds the Federal Funds rate. Although the Trust anticipates that generally the Authorized Participants will pre-fund their creation Baskets, the Trade Financing Arrangement will be utilized to the extent the amount of the cash deposit necessary for a creation Basket is not pre-funded by the Authorized Participant. It is not anticipated that the Trade Financing Arrangement will be used for a redemption Basket. To the extent the execution price of the digital assets acquired exceeds the cash deposit amount, the Authorized Participant would be responsible for the difference.

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The Sponsor may require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner, including in the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted. For a redemption order, the Trust may use financing when the digital assets remain in the Trust’s Custody Account at the point of intended execution of a sale of digital assets.

This arrangement could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

Interest payable on Trade Credits utilized under the Trade Financing Agreement is the responsibility of the Authorized Participants. In addition, to the extent that the execution price for purchases and sales of digital assets related to creations and redemptions and sales of digital assets in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

Other Matters

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of digital assets or the provision of instructions relating to the movement of digital assets, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Digital Asset Custodian. Consequently, a loss may be suffered with respect to the Trust’s digital assets that is not covered by the Digital Asset Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

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FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

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PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares will trade on the Exchange under the ticker symbol “[•].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable commissions and charges.

General

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of [•] Shares to Authorized Participants, as further described below.

Authorized Participants

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. As of the date of this Prospectus the Authorized Participants are [•]. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets as described under “Creation and Redemption Transaction Fees” below.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets with a view towards distribution of such Shares. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker- dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus- delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Trust and/or the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

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CREATIONS AND REDEMPTIONS

The Trust issues and redeems Baskets on a continuous basis. Baskets may be created or redeemed only by Authorized Participants and are only issued or redeemed in exchange for a corresponding amount of cash, whereby such amount of cash for a trading day is disclosed to Authorized Participants prior to the time that the Exchange is open for regular trading on such trading day (i.e., the night before such trading day). As of [•], 2025, a Basket requires delivery of $[•] although the amount of digital assets used to determine the cash necessary to purchase the creation of a Basket, or to be sold upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. No Shares are issued unless the Cash Custodian has allocated to the Trust’s account the corresponding amount of cash. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. Transaction fees are expected to include commissions, taxes, and transaction and market impact costs, as applicable, in relation to the Trust’s purchase or sale of digital assets related thereto. The price of digital assets, the Trust’s NAV and the price of a Basket could rise or fall substantially between the time a creation order or redemption order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

The transfers of digital assets necessary for creations or redemptions require “on-chain” transactions represented on a digital asset’s blockchain. Digital asset transactions that occur on the blockchain are susceptible to delays due to network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that digital asset transfers from the Trading Balance to the Vault Balance (creations) or from the Vault Balance to the Trading Balance (redemptions) are delayed due to congestion or other issues with a network, applicable order settlement could be delayed. Further, disruption of services or actions at the Prime Execution Agent, Digital Asset Custodian, Cash Custodian, Transfer Agent or Sponsor would have the potential to delay applicable order settlement.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive digital assets as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving digital assets as part of the creation or redemption process.

The Trust will create Shares by receiving digital assets from a third-party that is not the Authorized Participant and the Trust-not the Authorized Participant-is responsible for selecting the third-party to deliver the digital assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the digital assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the digital assets to the Trust. The Trust will redeem shares by delivering digital assets to a third-party that is not the Authorized Participant and the Trust-not the Authorized Participant-is responsible for selecting the third-party to receive the digital assets. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the digital assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the digital assets from the Trust.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 4:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 11:00 a.m. ET). The day on which an order is received by the Transfer Agent is considered the purchase order date.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to deposit cash with the Cash Custodian. If an Authorized Participant fails to deposit the required amount of cash, including by the communicated cut-off time, the order may proceed through Trade Credits or the order may be canceled as directed by the Sponsor, and the Authorized Participant will be obligated to pay all applicable costs and expenses.

The total deposit of cash required to create each Basket includes the cash equivalent of an amount of digital assets that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses and liabilities). In order to calculate the amount of cash necessary for a creation Basket, the Administrator multiplies the NAV per share by the number of Shares in a creation Basket ([•]). Each night, the Sponsor or Trust Administrator will publish the amount of cash that will be required in exchange for each creation Basket the next business day.

In addition, it is anticipated that the required cash deposit will have a value greater than the value of the anticipated corresponding digital assets as directed by the Trust (e.g., an additional 15% of such value as the excess cash deposit), which is intended to cover the commissions, transaction and market impact costs associated with the Trust’s purchase, via the Prime Execution Agent, of digital assets that the Authorized Participant will be obligated to pay. The Trust will return any unused portion of the excess cash deposit to the Authorized Participant. Following an Authorized Participant’s purchase order, the Trust’s Cash Custodian account must be credited with the required cash by the settlement date, or such earlier time as instructed, which may include the trade date. Upon receipt of the deposit amount in the Trust’s Cash Custodian account and after purchase by the Trust of corresponding digital assets with the cash deposited via the Prime Execution Agent, with the transfer of digital assets from the Trading Balance (Prime Execution Agent) to the Vault Balance (Digital Asset Custodian), the Digital Asset Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the applicable digital assets have been received into the Trust’s account at the Digital Asset Custodian. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

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Digital assets held in the Trust’s account at the Digital Asset Custodian is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on digital assets being removed from the Trust’s [Digital Asset Custodian] account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 2:00 p.m. ET).

The redemption distribution from the Trust consists of a movement of digital assets representing the amount of digital assets held by the Trust evidenced by the Shares being redeemed from the Vault Balance (Digital Asset Custodian) to the Trading Balance (Prime Execution Agent). The Prime Execution Agent will then sell, at the direction of the Trust, the applicable digital assets for cash and deliver such cash to the Cash Custodian. The cash redemption amount due from the Trust (less total transaction fees) will be delivered from the Cash Custodian to the Authorized Participant once the Transfer Agent notifies the Cash Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Digital assets held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency (for example, an interruption in services or availability of the Digital Asset Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the applicable network, hacking, cybersecurity breach, or power, Internet, or digital asset network outage, or similar event) exists as a result of which delivery, disposal or evaluation of a digital asset is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Digital Asset Custodian or Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [•] Shares (i.e., 1 Basket) or less.

None of the Trust, Sponsor, the Transfer Agent, the Digital Asset Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket.

In the event that the Sponsor intends to suspend or postpone redemptions, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

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Creation and Redemption Transaction Fee

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a standard transaction fee of $[•] to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The total transaction fee will also include applicable taxes, brokerage and any other commissions, transaction fees (including financing), trade slippage and market impact costs, as applicable, and may be reduced, increased or otherwise changed by the Sponsor and the Trust based on changes to the costs or inputs associated with the total transaction fee. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any change in the fee until after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (discount) or higher (premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin. However, the Sponsor believes that the Basket size of 5,000 shares will enable Authorized Participants and market makers to manage inventory and facilitate and effective arbitrage mechanism for the Trust. In addition, an investor may incur costs attributable to the difference between the highest price a buyer is willing to pay to purchase shares (bid) and the lowest price a seller is willing to accept for shares (ask) when buying and selling shares in the secondary market (the “bid/ask spread”).

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DESCRIPTION OF THE SHARES

The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Shares of the Trust are listed for trading, subject to notice of issuance, on the Exchange under the symbol “[•].” The Trust’s Shares may be bought and sold in the secondary market like any other exchange-listed security.

All Shares are transferable, fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired one or more Shares, shall have expressly consented and agreed to be bound by the terms of the Trust Agreement.

The Sponsor shall have the power and authority, without action or approval by the Shareholders, to cause the Trust to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited. From time to time, the Sponsor may cause the Trust to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust, or in any way affecting the rights, of the Shareholders, without action or approval by the Shareholders. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable through the book-entry system of DTC, is fully paid and nonassessable. Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights or rights to distributions. See “Management; Voting by Shareholders.”

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CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The officers, directors and personnel providing services with respect to the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, including affiliates of the Sponsor, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Prime Execution Agent

The Trust may engage in sales of digital assets by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the prime execution agent execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Proprietary and Individual Trading/Other Clients

The Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade in digital assets, cryptocurrency, derivative or other markets for their own accounts and for the accounts of their clients (such transactions may occur prior to, during, or after the commencement of this offering), and in doing so may take positions opposite to those held by the Trust or ahead of may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Further, such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the digital assets held by the Trust and, consequently, on the market value of certain digital assets. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust or its Shares. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

Because the Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade for their own accounts at the same time that the Sponsor is managing the Trust, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust and proprietary accounts may receive preferential treatment as it relates to the pool.

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Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Code of Conduct

The Sponsor has a Code of Conduct that applies to those personnel of the Sponsor whose regular functions or duties involve making, participating in, or obtaining information regarding the purchase or sale of digital assets by the Trust, and requires pre-clearance of transactions in digital assets by such persons in excess of certain de minimis amounts.

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DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent). Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	devote such of its time to the affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to carry out the purposes of the Trust for the benefit of the Shareholders;

•	execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its affairs in all appropriate jurisdictions;

•	retain on behalf of the Trust independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Sponsor and, as necessary, the Trust;

•	select and enter into agreements with the Trustee and any other service provider to the Trust;

•	use its best efforts to maintain the status of the Trust as a partnership for U.S. federal income tax purposes Subchapter K of the Code

•	monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor

•	Receive directly or through its delegates from Authorized Participants and process properly submitted creation orders

•	Receive directly or through its delegates from Authorized Participants and process properly submitted redemption orders (if authorized), as may from time to time be permitted by the Trust Agreement;

•	Interact with the Digital Asset Custodian, Cash Custodian and any other party as required;

•	cause the Trust to comply with all rules, orders and regulations of the Exchange to which the Trust is subject as a result of the listing, quotation or trading of the Shares on the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•	in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) or liabilities to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes fraud, bad faith, or willful misconduct on the part of the Sponsor.

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LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, bad faith, or willful misconduct.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights hereunder), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a partnership for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, Sponsor prior to the final disposition of any matter upon receipt by Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under the Trust Agreement.

Sponsor

The Sponsor and its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each, a “Covered Person”) shall have no liability to the Trust or to any Shareholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such course of conduct did not constitute fraud, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the Digital assets transferred, or the purchase price otherwise paid, by a Shareholder for its Shares, it being expressly agreed that any such return made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor with reasonable care.

The Sponsor and any other Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts arising out of or in connection the performance of its obligations under the Trust Agreement, any actions taken in accordance with the provisions of the Trust agreement or with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and such liability or loss was not the result of fraud, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate, as defined within the Trust Agreement. Any amounts payable to the Sponsor and any Covered Person under the Trust Agreement may be payable in advance. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust.

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PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights (other than with respect to the dissolution of the Trust).

The Shareholders will not participate in the management or control of the Trust, nor will they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, as such power is vested solely and exclusively in the Sponsor.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. However, the Sponsor is supported by principals and executive officers who perform certain functions that, if the Trust had directors or executive officers, would typically be performed by them. See “The Trust’s Service Providers-The Sponsor” for biographical information of the Sponsor’s principals and key personnel.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 250 West 34th Street, 3rd Floor, New York, NY 10119, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Sponsor.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

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FISCAL YEAR

The fiscal year of the Trust is the [calendar year]. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce the exclusive forum provision for actions arising under the 1933 Act. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The validity of the Shares has been passed upon for the Trust by [•]. Morgan, Lewis & Bockius LLP rendered an opinion regarding the material U.S. federal income tax consequences relating to the Shares. Certain opinions of counsel are filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part. Morgan, Lewis, & Bockius LLP advises the Sponsor in connection with the Shares being offered and with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust.

EXPERTS

The financial statements of the WisdomTree Bitcoin Trust will be included herein in reliance on the report of [•], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Trust and the U.S. federal income tax treatment of the Trust, and constitutes, insofar as it describes matters of U.S. federal income tax law or legal conclusions relating thereto and subject to the limitations and qualifications described therein. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations (or other types of fiscally transparent entities) for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares. The discussion below is based on the provisions of the Code, and Treasury Regulations, rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

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No ruling has been or will be requested from the IRS with respect to any matter affecting the Trust or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Declaration of Trust and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust, due to the nature of its activities the Trust will not be classified as a trust for U.S. federal income tax purposes, but rather should be classified as a partnership for such purposes. The trading of Shares on the Exchange will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Trust) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “Qualifying Income Exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Digital Assets, and in particular whether the gains from the disposition of Digital Assets. The term “commodities” is undefined in the Code and there are no Treasury Regulations explaining its meaning for purposes of the Qualifying Income Exception. In Revenue Ruling 73-158, 1973-1 CB 337, the IRS addressed whether raw sugar is a commodity and provided that “‘commodities’ is used in Section 864(b)(2)(B) of the Code in its ordinary financial sense and includes all products that are traded in and listed on commodity exchanges located in the United States. . . [and] includes the actual commodity and commodity futures contracts.” Currently, there are commodities futures traded on exchanges located in the United States and registered with the CFTC with respect to twelve of the Digital Assets (over 95% by weight) included in the Index and accordingly such digital assets are expected to be treated as “commodities” for purposes of the Qualifying Income Exception. The Trust also intends to take the position that the remaining eight digital assets included in the Index for which there are not currently commodity futures contracts traded on an exchange located in the United States are also “commodities” for purposes of the Qualifying Income Exception. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Trust for U.S. federal income tax purposes or whether the Trust’s operations generate “qualifying income” under Section 7704(d) of the Code. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below.

The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the requirements of the Qualifying Income Exception on a continuing basis. No assurances can be given that the Trust’s operations for any given year will produce income that satisfies these requirements.

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If the Trust failed to satisfy the Qualifying Income Exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Trust could be required to pay the government amounts determined by the IRS), the Trust would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at the regular corporate tax rate of 21%. In that event, Shareholders would not report their share of the Trust’s income or loss on their tax returns. Distributions by the Trust (if any) would be treated as dividend income to the Shareholders to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Trust were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the Shares.

The remainder of this summary assumes that the Trust is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Trust’s Income. No U.S. federal income tax is paid by the Trust on its income. Instead, the Trust files an annual partnership return, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and other items of the partnership reflected on the partnership return. If the Trust recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Trust makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxed on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Trust distributions. The Trust’s taxable year will end on December 31 unless otherwise required by law. The Trust will use the accrual method of accounting.

Individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Trust.

In the case of non-corporate shareholders, for taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable income for the year, but does not include certain investment income. It is currently not expected that the Trust’s income will be eligible for such deduction because, although the matter is not free from doubt, the Trust believes that the activities directly conducted by the Trust will not result in the Trust being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of the Trust’s items of income, gain, deduction and loss.

Monthly Conventions for Allocations of the Trust’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction and other items of the partnership is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Trust as discussed below, allocations pursuant to the Declaration of Trust should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Trust.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Trust intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Trust’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares. Conversely, a shareholder who buys shares April 29 and sells them May 3 will be allocated all of the tax items attributable to May despite owning the shares for only five days.

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By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.

For any month in which a Creation Unit is issued or a Redemption Unit is redeemed, the Trust will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Trust assets. For this purpose, the Trust will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Trust’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Trust’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Trust, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Trust during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both. As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. The rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could have an adverse impact on Shareholders.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. If this were to occur, the Trust’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Trust’s convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The [Sponsor] is authorized to revise the Trust’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Section 754 election. The Trust intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Trust adjusts the purchaser’s proportionate share of the tax basis of the Trust’s assets to fair market value pursuant to section 743(b), as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Trust’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Trust’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Trust will use certain simplifying conventions and assumptions. In particular, the Trust will obtain information regarding secondary market transactions in Shares as well as creations and redemptions of Shares, and use this information to adjust the Shareholders’ indirect basis in the Trust’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders. The calculations under section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Trust will apply certain conventions in determining and allocating the section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

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Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Trust, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Trust is limited to the lesser of (1) the tax basis in such Shareholder’s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Trust’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Trust generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning before January 1, 2026, and may not be deducted for regular U.S. federal income tax or alternative minimum tax purposes. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Trust pays to the Sponsor and other expenses of the Trust will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Trust and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Trust intends to make a Section 709(b) election. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

If the Trust incurs indebtedness that is treated as allocable to a trade or business, the Trust’s ability to deduct interest on such indebtedness is limited to an amount equal to the sum of (1) the Trust’s business interest income during the year and (2) 30% of the Trust’s adjusted taxable income for such taxable year. If the Trust is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Trust to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Trust allocates losses or expenses to any Shareholders that must be deferred or are disallowed as a result of these or other limitations in the Code, such Shareholders may be taxed on income in excess of your economic income or distributions (if any) on their Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Trust’s losses and expenses.

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Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Trust will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “Tax Basis of Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “Tax Consequences of Disposition of Shares” below).

Tax Basis of Shares

In general, a Shareholder’s U.S. federal income tax basis in its Shares would equal the initial cost for its Shares plus the Shareholder’s share of the Trust’s liabilities as determined under section 752 of the Code and the Treasury Regulations): (A) increased by: (i) the Shareholder’s allocable share, if any, of the Trust’s income and gain and (ii) any increase in the Shareholder’s share of Trust’s liabilities as determined under section 752 of the Code and the Treasury Regulations thereunder; and (B) decreased, but not below zero, by: (i) the amount of any distributions by the Trust to the Shareholder, (ii) the Shareholder’s allocable share, if any, of the Trust’s items of losses, deductions and non-deductible, noncapitalizable expenditures, and (iii) any decrease in the Limited Partner’s share of the Trust’s liabilities as determined under section 752 of the Code and the Treasury Regulations. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Trust Distributions. If the Trust makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Trust immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Trust’s liabilities at the time of such sale.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust.

Under section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

U.S. Shareholders whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Trust’s income, gain, loss, deduction, or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares. These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark- to-market method of tax accounting with respect to the Shares.

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Other U.S. Federal Income Tax Matters

Information Reporting. The Trust provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Trust are treated as partners for U.S. federal income tax purposes. Accordingly, the Trust will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person’s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the IRS. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Trust.

Partnership Audit Procedures. Under the audit rules applicable to the Trust, the IRS may collect any taxes (including any applicable penalties and interest) resulting from audit adjustments to the Trust’s income tax returns directly from the Trust. The Trust may have the ability to shift any such tax liability to the Shareholders in accordance with their Shares in the Trust during the year under audit, but there can be no assurance that the Trust will be able to do so under all circumstances. An audit may also result in an audit of non-partnership items on a Shareholder’s tax return. Any audit of a Shareholder’s tax return may involve substantial accounting and/or legal fees and other costs for which the Shareholder will have no right to reimbursement from the Trust. In addition, the “partnership representative” or “designated individual” (as applicable) will have the sole authority to act on the Trust’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Trust and all Shareholders.

The Declaration of Trust provides that if the Trust becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Trust (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Trust and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Trust, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Trust (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on UBTI. Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Trust were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Trust’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Trust’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

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UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). This exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year. Income attributable to the sale of previously debt-financed property continues to be subject to these rules for 12 months after any acquisition indebtedness is satisfied. Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Trust currently does not anticipate that it will borrow money to acquire investments; however, the Trust cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Trust may have UBTI.

Under the IRS guidance on digital assets, staking rewards, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder would constitute UBTI. An exempt organization Shareholder should consult its own tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Trust.

Non-U.S. Shareholders

The U.S. federal income tax treatment of a Non-U.S. Shareholder investing in the Trust is complex and will vary depending on the circumstances and activities of such Non-U.S. Shareholder and the Trust. Each Non-U.S. Shareholder is urged to consult with its own tax advisor regarding the U.S. federal, state and local and non-U.S. income, estate and other tax consequences of an investment in the Trust. The following discussion assumes that a Non-U.S. Shareholder is not subject to U.S. federal income taxes as a result of the Shareholder’s presence or activities in the United States (other than as a Shareholder in the Trust).

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at the applicable rate upon the filing of a U.S. tax return and, if such non-U.S. person is a corporation for U.S. federal income tax purposes, may also be subject to U.S. branch profits tax.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index constituents.

In the event that the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold at the highest rate specified in the Code on allocations of its income to Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Trust will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in such cost being borne by the Trust, generally, and accordingly, by all Shareholders.

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If the Trust is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (or such lower rate provided by an applicable tax treaty), with respect to some or all of its distributions from the Trust or its allocable share of Trust income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Trust is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Trust and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Trust with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient: (i) owns 10% or more of the voting power of the issuer, (ii) is a bank, or (iii) is a controlled foreign corporation. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Trust and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Trust to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for such Non-U.S. Shareholders to provide the Trust with an appropriate timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act.

The Foreign Account Tax Compliance Act provisions of the Code (“FATCA”) generally impose a 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) (“withholdable payments”). As a general matter, FATCA was designed to require U.S. Persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS.

Under FATCA, payments from the Trust to any Shareholder that are attributable to withholdable payments may be subject to 30% withholding tax unless the Shareholder provides information, representations, and waivers of non-U.S. law as may be required by the Trust to comply with the provisions of FATCA, including in the case of a Non-U.S. Shareholder, information regarding certain U.S. direct and indirect owners of such Non-U.S. Shareholder. The failure of a Shareholder to provide such information may also result in other adverse consequences applying to the Shareholder, including pursuant to the Declaration of Trust. A Shareholder that is treated as a “foreign financial institution” generally will be subject to withholding unless such institution, subject to any applicable intergovernmental agreement or other exemption, enters into an agreement with the IRS to collect and provide to the IRS information regarding U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). FATCA generally also imposes a 30% withholding tax on withholdable payments paid to a nonfinancial foreign entity unless such entity provides a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. The Trust intends to comply with applicable regulatory or administrative guidance issued with respect to FATCA. Such guidance may require Shareholders to provide certain identifying information and the Trust to provide information to one or more tax authorities.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Regulated Investment Companies

The treatment of a RIC’s investment in the Trust will depend, in part, on whether the Trust is classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code (a “qualified PTP”). RICs may invest up to 25% of their assets in qualified PTPs and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. A RIC is not required to look through the underlying partnership assets of a qualified PTP when testing compliance with gross income tests applicable to determining whether an entity qualified as a RIC. A RIC, however, may be required to look through a qualified PTP when testing compliance with the asset diversification tests. A RIC will also be required to look through corporations in which the RIC owns a 20% or more voting stock interest in determining whether a RIC has invested up to 25% of its assets in qualified PTPs, including other issuers, when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs; rather the RIC is treated as if it earned income in the same manner as the partnership for purposes determining whether it qualifies as a RIC.

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The Trust anticipates that it will qualify as a qualified PTP for any taxable year in which the Trust realizes sufficient gross income from its commodities transactions. However, qualification of the Trust as a qualified PTP depends on performance of the Trust for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Trust will conform to prior experience. In addition, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Trust as a qualified PTP.

RIC investors are urged to monitor their investments in the Trust and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Trust will make available on the Sponsor’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Trust’s status under the qualified PTP rules.

Backup Withholding

The Trust may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Trust with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Trust that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Trust. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Trust may flow through to the Shareholder and such flow- through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Trust. For Shareholders that are individuals, the taxable nexus and apportioned income of the Trust will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident.

The Trust may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file a state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST. EACH PROSPECTIVE SHAREHOLDER IS THEREFORE URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE TRUST.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is expected that the Shares will constitute “publicly-offered securities” as defined in the DOL Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Digital Assets held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. Nevertheless, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. See “Risk Factors Related to ERISA” above for further information regarding the consequences of the underlying assets of the Trust being deemed to include “plan assets.”

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“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA, including investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing in the Shares, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Administrator, the Custodians, the Marketing Agent or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold, or dispose of such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

WisdomTree, Inc., the parent of the Sponsor (the “Seed Capital Investor”) purchased $[•] in Shares at a price per Share of $50 on [date], for a total of $[•], resulting in total ownership of [•] Shares (the “Seed Shares”). The Seed Capital Investor acted as a statutory underwriter in connection with this purchase. The Seed Capital Investor did not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares are distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Creation Units in the future. The Trust has agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “1933 Act”), and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Units. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Creation Units.

The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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INTELLECTUAL PROPERTY

WisdomTree, Inc. is the licensor of certain trademarks, service marks and trade names of the Trust. WisdomTree, Inc. also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. WisdomTree, Inc. is not responsible for, and has not participated in, the determination of the timing, prices, or quantities of Shares of the Trust to be issued or in the determination or calculation of the equation by which the Shares of the Fund are redeemable.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained at www.wisdomtree.com/investments. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

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APPENDIX A

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms has the meaning set forth below:

“Administration Agreement” — The Trust Administration and Accounting Agreement between the Administrator and the Trust.

“Administrator” — The Bank of New York Mellon.

“Affiliate” — Any affiliates of the Sponsor and the Marketing Agent (including [•], each of its affiliates, directors, partners, trustees, managing members, officers and employees).

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“API” — Application Programming Interface.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” — The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Creation Units (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Administrator that provides the procedures for the creation and redemption of Creation Units.

“BitLicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“BMR” — The UK Benchmarks Regulation.

“BNYM” — The Bank of New York Mellon.

“BSA” — U.S. Bank Secrecy Act, as amended.

“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which the [Exchange] is closed for regular trading.

“Cash Custodian” — The Bank of New York Mellon.

“Cash Settled” — When the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CB Return Cure” — the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s Digital Assets in accordance with the Trust’s instructions within the time periods set forth in the Prime Broker Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The U.S. Commodity Futures Trading Commission.

“CME” — Chicago Mercantile Exchange.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“Coinbase Entities” — The Prime Broker, Digital Asset Custodian and Trade Credit Lender.

“Coinbase Exchange” — The Prime Broker’s exchange platform.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Digital Assets on behalf of the Trust.

“Consensus Client” — A consensus-layer client software program.

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“Constituent Platforms” — The constituent digital asset platforms of the Reference Rates, which are chosen by the Index Provider and could change over time.

“Creation Digital Asset Amount” — The amount of Digital Assets to be purchased by the Trust which the Sponsor will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit (50,000) and dividing the resulting product by that day’s Reference Rates.

“Creation Unit” — A block of [•] Shares.

“Creation Unit Deposit Amount” — The amount of cash to be delivered in a creation which BNYM will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Creation Unit ([•]).

“CTA” — The Consolidated Tape Association.

“Custodian Agreement” — The agreement, governed by New York law, between the Trust and the Digital Asset Custodian regarding the custody of the Trust’s Digital Assets.

“Custodians” — The Cash Custodian and Digital Asset Custodian, collectively.

“Custodians’ Fee” — The fees payable to the Custodians.

“Custody Transaction Costs” — The transaction fee on each purchase order and the transfer, processing and other transaction costs charged by the Digital Asset Custodian in connection with the issuance of Creation Units for such purchase order (including Digital Asset network fees).

“DAOs” — Decentralized autonomous organizations.

“DApps” — Short for decentralized applications, which consistent with common usage, refers to all applications which are built on the Bitcoin network, Ethereum network or other blockchains, whether or not decentralized in fact.

“DCM” — Designated Contract Market.

“Declaration of Trust” — The [Amended and Restated] Agreement and Declaration of Trust dated as of [•], among the Sponsor, the Trust and the Trustee.

“DeFi” — Decentralized finance.

“Digital Assets” — The Index’s constituent digital assets. They are the 20 largest digital assets by market capitalization that are eligible for inclusion in the Index and meet certain trading and liquidity requirements.

“Digital Asset Custodian” or “Coinbase Custody” – Coinbase Custody Trust Company, LLC.

“Digital Asset network” — Any digital asset network, including a Digital Asset peer-to-peer network.

“Digital Asset Trading Counterparty” — Designated third parties who are not registered broker-dealers and transact in Digital Assets pursuant to written agreements with the Trust.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ET” — Eastern Time Zone.

“ETH” — The currency code for ether.

“Ethereum blockchain” — The blockchain ledger for ether.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“Ethereum Client” — software application that implements the Ethereum network specification, communicates with the Ethereum network and allows them to act as a node in the network to the new specification.

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“Ethereum network” — Ethereum blockchain and any digital asset network, including the Ethereum peer-to-peer network.

“Exchange” — NYSE Arca, Inc.

”Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“Exempt Organizations” — Charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax.

“Fair Value Event” — An event which occurs if the Reference Rates are not available or the Sponsor determines, in its sole discretion, that the Reference Rates are unreliable.

“FASB” — Financial Accounting Standards Board.

“FATCA” — Foreign Account Tax Compliance Act.

“FBO” — For the benefit of.

“FBO Account” — An omnibus account in the Prime Broker’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“Fiat Currencies” — Government-issued currency that is not backed by a commodity such as gold.

“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“Fork” — A non-backward compatible change to the original Digital Asset blockchain and the source code of the original Digital Asset network which results in the original Digital Asset network and the original Digital Asset blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Gas fees” — The fee required to conduct a transaction on the Ethereum blockchain.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“Hard fork” — A permanent split in a network’s blockchain that separates an existing blockchain network into two networks, each with its own digital asset, blockchain and source code, which are not backwards compatible.

“IIV” — Intraday indicative value per share.

“Incidental Rights” — Any virtual currency or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of Digital Assets and arise without any action of the Trust, or of the Sponsor, Administrator or other service provider on behalf of the Trust.

“Index Provider” — [•].

“Index Universe” — Digital assets eligible for inclusion in the Index.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Seed Shares” — $[•] in Shares, comprising [•] Shares at a per-Share price equal to $[•], delivered on [•] to the Seed Capital Investor.

“In-Kind Regulatory Approval” — The necessary regulatory approval to permit the Trust to create and redeem Shares in-kind for Digital Assets.

“Investment Company Act” — The United States Investment Company Act of 1940, as amended.

“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.

“IRA” — Individual retirement account.

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“IRS” — The United States Internal Revenue Service.

“ISG” — Intermarket Surveillance Group.

“JOBS Act”— The Jumpstart Our Business Startups Act.

“KYC” — Know your customer.

“Marketing Agent” — [•].

“MEV” - Maximal Extractable Value.

“Money Market Fund” — A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“Monthly Allocation Convention” — The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month.

“MSB” — A U.S.-based platform registered as a money services business with FinCen.

“NAV” — Net asset value per Share.

“NBMM” — Non-bank market maker.

“NFA” — National Futures Association.

“NFTs” — Non-Fungible tokens.

“Node” — A computer or other device that has downloaded the Ethereum client and is connected to other computers also running the Ethereum Client software.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Order Book” — A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“OTC” — Over the counter.

“Person” — Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Broker” — Coinbase Inc., an affiliate of the Digital Asset Custodian.

“Prime Broker Agreement” — The agreement between the Sponsor, Trustee and the Prime Broker.

“Reference Rate”: CCData Blended Prices.

“Relevant Coinbase Entities” — The Prime Broker and its parent.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair or ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Provider.

“RIC” — Regulated investment company.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

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“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Secondary Index” — [•].

“Securities Act” — The United States Securities Act of 1933, as amended.

“Seed Capital Investor” — WisdomTree, Inc., the parent of the Sponsor.

“Seed Creation Units” — [•] Shares delivered to the Seed Capital Investor on [•] in exchange for cash which the Trust used to purchase Seed Shares.

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust or, if such day is not a business day, on the next business day.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust.

“SIPC” — The Securities Investor Protection Corporation.

“Sponsor” — WisdomTree Digital Commodity Services, LLC.

“Sponsor’s Fee” — The fees of the Sponsor which is compensation for the Sponsor’s services rendered to the Trust, is calculated and accrued daily at an annualized rate of [•]% (i.e., [•]%/365 days) of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in the Trust’s periodic reports, and/or on the Sponsor’s website for the Trust.

“Trade Credit” — The Trust may borrow Digital Assets or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Financing Agreement” — The Coinbase Credit Post-Trade Financing Agreement.

“Trading Balance” — A trading account at which, pursuant to the Prime Broker Agreement, a portion of the Trust’s Digital Asset holdings and cash holdings from time to time may be held with the Prime Broker, including in connection with the sale of Digital Assets to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor and to adjust the Trust’s investments to correspond with a rebalancing and/or reconstitution of the Index.

“Trading Platform” — The Prime Broker’s execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Custodians and any of their respective affiliates.

“Transfer Agency and Service Agreement” — The agreement between the Trust and BNYM to perform transfer agency services.

“Transfer Agent” — The Bank of New York Mellon.

“Treasury Regulations” — Tax regulations issued by the IRS.

“Trust” — WisdomTree CoinDesk 20 Fund, a Delaware statutory trust formed pursuant to the Agreement and Declaration of Trust.

“Trustee” — Delaware Trust Company.

“UBTI” — Unrelated business taxable income.

“UK BMR” — UK Benchmarks Regulation.

“Index” — CF Institutional Digital Asset Index – US-Settlement Price.

“USD” — The currency code the US Dollar.

“USDC” — US Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

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“Vault Balance” — Accounts storing the Trust’s Digital Assets that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers.

“VWAP” — Volume Weight Average Prices.

“Wallet” — A digital interface that allows users to access their cryptocurrency.

“Wash trading” — Offsetting trades entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes.

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WISDOMTREE COINDESK 20 FUND

SHARES

_______________________________

PROSPECTUS

_______________________________

[•], 2025

Until [ ], 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the amount of fees and expenses (other than underwriting commissions and discounts) payable in connection with the issuance and distribution of the Shares pursuant to the Prospectus. The Trust will not bear such expenses which will be paid by the Sponsor.

Securities and Exchange Commission Registration Fee	$		*
Exchange Listing Fee		$12,000
Auditor’s fees and expenses		$190,000
Legal fees and expenses		$450,000
Printing expenses		$50,000
Miscellaneous expenses		$50,000
Total		$752,000

*	An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without fraud, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

[PENDING]

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	to include any prospectus required by section 10(a)(3) of the 1933 Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 7, 2025.

WISDOMTREE COINDESK 20 FUND
By:	WisdomTree Digital Commodity Services, LLC as Sponsor of the Trust

By:	/s/ Jeremy Schwartz
Jeremy Schwartz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Schwartz	Chief Executive Officer (Principal Executive Officer)	November 7, 2025

/s/ David Castano	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2025

*The registrant will be a trust and the persons are signing in their capacities as officers of WisdomTree Digital Commodity Services, LLC, the Sponsor of the registrant

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Trust
3.2	Trust Agreement
3.3	First Amended and Restated Trust Agreement*
5.1	Opinion of Counsel as to legality*
8.1	Opinion of Morgan, Lewis & Bockius LLP as to tax matters*
10.1	Form of Authorized Participant Agreement*
10.2	Form of Digital Asset Custodian Agreement*
10.3	Form of Trust Administration and Accounting Agreement*
10.4	Form of Transfer Agency Agreement*
10.5	Form of Cash Custody Agreement*
10.6	Form of Marketing Agent Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Counsel (included in Exhibits 5.1 and 8.1)*
107	Filing Fee Table

* To be filed by amendment.

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